Exhibit 4.23

EXECUTION COPY

Dated December 21, 2004

(1) TELESYSTEM INTERNATIONAL WIRELESS INC.

(2) CLEARWAVE N.V.

- and -

(3) SELLERS LISTED IN SCHEDULE 4, PART B

SHARE TRANSFER AGREEMENT

relating to the transfer of shares in
OSKAR HOLDINGS N.V.

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SHARE TRANSFER AGREEMENT

DATE:         December 21, 2004 PARTIES:

  TELESYSTEM INTERNATIONAL WIRELESS INC., a company organised and existing under the laws of Canada and having its registered office at 1250 Rene-Levesque Street West, Montreal, Québec, Canada, H3B 4W8 ("TIW");

  CLEARWAVE N.V., a public limited liability company organised and existing under the laws of The Netherlands and having its registered office at World Trade Center, Strawinskylaan 707, Amsterdam 1077 XX, The Netherlands ("Clearwave");

  SELLERS, being the Persons whose names appear in Part B of Schedule 4 (each, a "Seller" and collectively, the "Sellers");

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RECITAL:

  Each Seller is the beneficial and legal owner of the number of Class B Shares with a nominal value of €1.00 each (collectively, the "Subject Shares") in the share capital of Oskar Holdings set forth next to such Seller's name in Part B of Schedule 4.

  The Sellers wish to transfer all of the Subject Shares to Clearwave, and TIW wishes to pay for the Subject Shares, on behalf of its subsidiary Clearwave, in common shares of TIW's share capital, upon the terms and conditions set forth below (the "Subject Share Transfer").

IT IS AGREED as follows:

1.         DEFINITIONS AND INTERPRETATION

1.1         In this Agreement the following words and expressions have the following meanings:

Term	Definition

"Accounts"	TIW's audited accounts for the year ended 31 December 2003;

"Accounts Date"	31 December 2003;

"Advent Sellers"

collectively, Advent Partners Limited Partnership, Advent Private Equity Fund - Central Europe Limited Partnership, ACEE II-A Co-Investment Fund Limited Partnership, Advent Central & Eastern Europe II, Limited Partnership, Advent Central & Eastern Europe II-A Limited Partnership, Advent Central & Eastern Europe II-B Limited Partnership, Advent Central & Eastern Europe II-L Limited Partnership, Advent PGGM Global Limited Partnership, and The Czech and Slovak Private Equity Fund L.P.;

"Affiliate"

in relation to a specified person, any person that, directly or indirectly, through one or more intermediaries, (a) owns or Controls the specified person, (b) is owned or Controlled by the specified person, or (c) is under common ownership or Control with the specified person, and in the case of a specified person that is an individual, will include such individual's natural children, current spouse and/or natural parents, including any trust established for the benefit of such individual's natural children, current spouse and/or natural parents, in each case,

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where "own" means ownership of more than 50 per cent of the voting interests or rights of the specified person;

"Agreement"	this Share Transfer Agreement;

"AMFQ"	Autorité des marchés financiers du Québec;

"Articles of Association"	the articles of association of Oskar Holdings as amended from time to time;

"Blackout Period"	as defined in Schedule 6;

"Business Combination"	as defined in Clause (iii) of the definition of Change of Control;

"Business Day"

shall be construed as a reference to a day (other than a Saturday or Sunday) on which banks and financial markets are open in London, England, the Netherlands, the State of New York in the United States of America, and the Province of Québec, Canada, for the transaction of ordinary business;

"Change in the Board Majority"	as defined in Clause (ii) of the definition of Change of Control;

"Change of Control"	shall be deemed to have occurred in respect of a person if:

(i) a "person" or "group" within the meaning of Sections 13(d) and 14(d)(2) of the 1934 Act (other than the Existing Shareholders) becomes the ultimate "beneficial owner" as defined in Rule 13d-3 under the 1934 Act of more than a majority, on a fully diluted basis, of the total voting power of the capital stock of such person of any class or kind ordinarily having the power to vote for the election of directors of such person; or

(ii) individuals who on the date hereof constituted the board of directors of such person (together with any new directors whose election by such board of directors or whose nomination for election to such board of directors by such person's shareholders was approved by a vote of at least two-thirds of the members of such board of directors then in office who either were members of such board of directors on such date or whose election or nomination for election was

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previously so approved cease for any reason to constitute a majority of the members of the board of directors of such person then in office (a "Change in the Board Majority"), and a "person" or "group" within the meaning of Sections 13(d) and 14(d)(2) of the 1934 Act (other than the Existing Shareholders) has become, at any time during the 120 days before the Change in Board Majority, the ultimate "beneficial owner" (as defined in the Rule 13d-3 under the 1934 Act) of more than 33 1/3% of the total voting power of the capital stock of such person of any class or kind ordinarily having the power to vote for the election of directors of such person on a fully diluted basis; or

(iii) there is consummated either (A) a merger, amalgamation, plan of arrangement, consolidation, reorganization, share exchange or issuance of securities involving such person (each a "Business Combination") unless, immediately after such Business Combination, all or substantially all of the individuals and entities who were the beneficial owners of voting capital of such person immediately before the Business Combination continue to beneficially own, directly or indirectly, more than 66 2/3% of the then outstanding voting capital of the resulting or acquiring entity in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns such person or substantially all of such person's assets either directly or indirectly) in substantially the same proportions as their respective ownership in the outstanding voting capital immediately before such Business Combination; or (B) the sale or other disposition of any of such person's assets for gross proceeds equal to at least two-thirds of the then private enterprise value of such person;

"Clearwave"	as defined in paragraph (2) under the heading "Parties";

"Completion"

the completion of the Subject Share Transfer pursuant to Clause 4 of this Agreement, which shall take place on the Completion Date, by the performance by the parties of their respective obligations under Clause 4;

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"Completion Date"

as soon as practicable after the date (being a date not later than the Termination Date) on which the last of (a) the conditions referred to in Schedule 1, Part A have been fulfilled (or waived by the Sellers under Clause 3.3) and (b) the conditions referred to in Schedule 1, Part B have been fulfilled (or waived by the Purchasers under Clause 3.4) and in any event, no later than 10.00 am, New York time, on the tenth Business Day after such date or such other time and date as the parties may agree;

"Concurrent Secondary Offering"	as defined in Clause 8.7;

"Conditions"	the conditions precedent referred to in Clauses 3.1 and 3.2;

"Control"

the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the general management and policies of a person, whether through ownership of voting securities, as trustee or executor, by contract or credit arrangements or otherwise and "Controlled" shall be construed accordingly;

"Documented Sale"	as defined in Schedule 6;

"EMP Sellers"	collectively, EEIF Czech N.V. and Emerging Europe Infrastructure Fund C.V.;

"EBRD"	European Bank for Reconstruction and Development;

"Encumbrance"

(a) a mortgage, charge, pledge, lien, hypothecation, assignment or deposit by way of security or other encumbrance of any kind whatsoever securing any obligation of any person, (b) any restriction, right of first refusal or pre-emption, third party right or interest, other encumbrance or type of preferential arrangement (including conditional sale, title transfer and retention arrangements) having a similar effect;

"Exempt Seller"

each Seller that is not identified as having been organized under the laws of the United States, or one of the states, territories or possessions thereof, under the heading "Laws of Incorporation" in Schedule 4, Part B hereof, and,

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for the avoidance of doubt, the EBRD shall be an Exempt Seller;

"Existing Shareholders"	the parties to the Registration Rights Agreement, other than TIW;

"Exit Agreement"	the Amended and Restated Exit Agreement dated May 3, 2001 among TIW, Clearwave and the Investors identified therein;

"GAAP"	generally accepted accounting principles;

"Governmental Authority"

the government of any nation, state, city, locality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing including, but not limited to, competition and licensing authorities in the Czech Republic or elsewhere;

"Indemnified Party"	as defined in Clause 7;

"Indemnifying Party"	as defined in Clause 7;

"Law"

in relation to any person, any law, statute, ordinance, treaty, rule or regulation, and any judgement, decision, award, order, decree, administrative guidance, licence, permit, authorisation, franchise or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to, or binding upon, such person or any of its property or to which such person or any of its property is subject or pertaining to any or all of the transactions contemplated or referred to herein;

"Lock-Up Period"	as defined in Clause 8.5.1;

"Management Accounts"	TIW's unaudited balance sheet as at September 30, 2004, together with its profit and loss account and cash flow statement for the three- and nine-month periods ending September 30, 2004;

"Material Adverse Change"	with respect to a party, any event, circumstance, condition, fact, effect or other matter which has the effect of preventing in a material and adverse way such party from performing and complying

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with any of its obligations under this Agreement or making its Warranties hereunder;

"NASD"	as defined in Clause 8.7.3;

"Nasdaq"

Nasdaq National Market or, in the event the common shares of TIW are phased down to the Nasdaq SmallCap Market by reason of TIW not satisfying the Nasdaq National Market's minimum bid price continuing listing requirement, "Nasdaq" shall refer to the Nasdaq SmallCap Market;

"Oskar Holdings"

Oskar Holdings N.V., a public limited liability company organised and existing under the laws of The Netherlands and having its registered office at World Trade Center, Strawinskylaan 707, Amsterdam 1077 XX, The Netherlands;

"Other TIW Exchange"	as defined in Clause 8.7;

"Prohibited Share Transaction"	as defined in Clause 8.5.1;

"Purchasers"	TIW and Clearwave;

"Québec Act"	as defined in Clause 3.5;

"Québec Regulation"	as defined in Clause 3.5;

"Recognized Exchange"	Nasdaq, New York Stock Exchange, Toronto Stock Exchange, American Stock Exchange or London Stock Exchange;

"Registrable Shares"	as defined in Schedule 6;

"Registration Expenses"	as defined in Clause 8.7.3;

"Registration Rights Agreement"

the Amended and Restated Registration Rights Agreement, dated as of 6 May 2004, between, amongst others, Telesystem Ltd., 9111-1369 Quebec Inc., Caisse de depot et placement du Quebec, certain funds advised by Emerging Markets Partnership (Europe) Limited, certain affiliates of JP Morgan Partners LLC, U.F. Investment (Barbados) Ltd. and TIW, and certain affiliates;

"Release Date"	as defined in Clause 8.5.1;

"Reorganization Event"	as defined in Clause 8.7;

"Rights Offering"	as defined in Clause 8.2.3;

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"SEC"	United States Securities and Exchange Commission;

"Secondary Offering"	as defined in Clause 8.7;

"Securities Laws"

collectively, the Securities Acts of the Provinces of Québec and Ontario and the rules and regulations made thereunder, together with applicable published policy statements and orders of the securities commission or similar authority in each of the Provinces of Ontario and Québec; and the by-laws, rules and regulations of the TSX and Nasdaq; the 1995 Act on the Supervision of the Securities Trade (Wet toezicht effectenverkeer 1995) and the rules and regulations made thereunder, together with applicable published policy statements and orders from the Netherlands Authority for the Financial Markets; and the 1934 Act and the 1933 Act and the rules and regulations made thereunder, together with applicable published interpretations and releases of the SEC;

"Seller" and "Sellers"	as defined in paragraph (3) under the heading "Parties";

"Selling Expenses"	as defined in Clause 8.7.3;

"Share Transfer Documents"	as defined in Clause 10.2.1;

"Shareholders Agreement"	the Amended and Restated Shareholders Agreement dated May 4, 2001 among Clearwave, TIW, Oskar Holdings (f/k/a TIW Czech N.V.) and the Investors identified therein;

"Shelf Registration Statement"	as defined in Schedule 6;

"Subject Shares"	as defined in Recital (A);

"Subject Share Transfer"	as defined in Recital (B);

"Subsidiary"

with respect to any specified person, (i) any corporation, association or other business entity of which (a) more than 50% of the voting power of the outstanding voting stock is owned, directly or indirectly, by such person and one or more other Subsidiaries of such person or (b) such person and one or more other Subsidiaries of such person has the right to appoint or remove a majority of the members of its board of directors or, in the case of an entity having a

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two-level board, its supervisory board; and (ii) any partnership, (a) the sole general partner or the managing general partner of which is such person or a Subsidiary of such person or (b) the only general partners of which are that person or one or more Subsidiaries of that person (or any combination thereof);

"Termination Date"	February 28, 2005;

"TIW"	as defined in paragraph (1) under the heading "Parties";

"TIW Shares"	as defined in Clause 2.2;

"TIW Securities"	as defined in Clause 8.2.3;

"TSX"	Toronto Stock Exchange;

"Unanimous Shareholders Resolution"	as defined in Clause 8.9;

"USD"	denotes the lawful currency from time to time of the United States of America;

"Waiver"

the waiver and consent of the Existing Shareholders regarding their rights under the Registration Rights Agreement sufficient to allow the Sellers to participate in future Concurrent Secondary Offerings as and to the extent set forth in Clause 8.7 hereof, in form and content substantially as set forth in Schedule 7 hereto;

"Warranties"	the warranties set out in Schedules 3 and 4;

"1933 Act"	as defined in Clause 8.3;

"1934 Act"	as defined in Clause 8.3; and

"2003 20-F"	TIW's annual report on Form 20-F for the fiscal year ended December 31, 2003.

1.2         Any reference in this Agreement to:

1.2.1         a "day" shall mean a calendar day;

1.2.2         a "party" or "parties" shall, unless the context otherwise requires, be construed as a reference to a party or the parties (as the case may be) to this Agreement; and

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1.2.3         a "person" shall be construed as a reference to any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

1.3         Statutes

Any references in this Agreement to statutory provisions shall be construed as references to those provisions as modified, amended or re-enacted from time to time.

1.4         Headings

The Clause and Schedule headings are inserted for convenience of reference only and shall not affect the construction of this Agreement.

1.5         Clauses and Schedules

Unless the context otherwise requires, references to Recitals, Clauses and Schedules are references to recitals and clauses hereof and schedules hereto, and references to this Agreement include the Schedules.

1.6         Gender and Plurals

Any reference to the masculine, feminine or neuter gender respectively includes the other genders and any reference to the singular includes the plural (and vice versa).

1.7         Time

Unless the context otherwise requires, any reference to a time of day is a reference to London time.

1.8         References

The words "hereof", "herein", "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

1.9         Currency

Unless otherwise specifically indicated, all dollar references in this Agreement are in USD.

1.10        Several Obligations

Except where expressly stated to the contrary, all obligations contained in this Agreement are several and not joint or joint and several.

2.         SHARE TRANSFER

2.1         Subject to the provisions of Clause 2.2, on and with effect from Completion, each Seller hereby agrees to transfer to Clearwave the Subject Shares owned by it as set forth in Part B of Schedule 4, together with all rights and title attached thereto.

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2.2         For the Subject Shares transferred by the Sellers to Clearwave, TIW shall, on behalf of Clearwave, pay to each Seller 18.488 common shares of TIW for each Subject Share owned by such Seller (such shares to be issued by TIW to the Sellers pursuant to this Agreement, the "TIW Shares").

3.         CONDITIONS PRECEDENT

3.1         Conditions Applicable to Sellers.

The obligation of each Seller to transfer the Subject Shares to Clearwave under Clause 2.1 is conditional on the satisfaction of all Conditions set out in Schedule 1, Part A on or before the Termination Date and the issue by TIW on the Completion Date of the TIW Shares to such Seller under Clause 2.

3.2         Conditions Applicable to Purchasers.

The obligation of TIW to issue the TIW Shares to a Seller under Clause 2.2 is conditional on the satisfaction of the Conditions set out in Schedule 1, Part B on or before the Termination Date and the delivery by such Seller on the Completion Date of the Subject Shares to Clearwave under Clause 2.1.

3.3         The satisfaction of any Conditions set out in Schedule 1, Part A may be waived in respect of any Seller for the benefit of the Purchasers (with or without conditions) by such Seller sending written notice to that effect to the Purchasers and the other Sellers. The waiver by a Seller shall not affect the obligations of the Purchasers towards the other Sellers or the obligation of the other Sellers to the Purchasers.

3.4         The satisfaction of any Conditions set out in Schedule 1, Part B may be waived for the benefit of any Sellers (with or without conditions) by the Purchasers by written notice to that effect to the Sellers. The waiver by the Purchasers for the benefit of a Seller shall not affect the obligations of the other Sellers towards the Purchasers.

3.5         The parties shall use commercially reasonable efforts to ensure that the Conditions are satisfied as soon as possible after the date of this Agreement, and in any event prior to the Termination Date. In furtherance of the foregoing, if prior to the Completion Date AMFQ shall have objected to the information filed by TIW under Section 12 of the Securities Act (Quebec) (the "Québec Act") and Section 115 of the regulation respecting securities (Quebec) (the "Québec Regulation") in connection with the issuance of the TIW Shares, TIW shall use commercially reasonable efforts to promptly file a prospectus to qualify the issuance of the TIW Shares with AMFQ and the Ontario Securities Commission and obtain a receipt therefor.

3.6         Should any party become aware of anything which will or may reasonably be expected to prevent any of the Conditions from being satisfied it shall forthwith disclose the same to the other parties.

4.         COMPLETION

4.1         With respect to the delivery of the TIW Shares by TIW to the Sellers, Completion shall take place at the offices of TIW at 1250 René-Lévesque Blvd. West, 38th floor, Montreal, Québec, Canada, and with respect to the other actions to be taken to

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complete the Subject Share Transfer, Completion shall take place at the offices of Oskar Holdings at World Trade Center, Strawinskylaan 707, Amsterdam 1077 XX, The Netherlands or at such other place as shall be mutually agreed between the Sellers and the Purchasers on the Completion Date when all (but not some only) of the events described in this Clause 4 shall occur.

4.2         On the Completion Date, each Seller shall deliver to TIW, or Clearwave, as the case may be, those documents and take those actions as set out in Schedule 2, Part B and each Seller shall transfer the Subject Shares to Clearwave as per Clause 2.1, free from any Encumbrances and, together with all rights now or hereafter attaching or accruing thereto, including all rights to any dividend or other distribution declared after the date of this Agreement.

4.2.1         If Oskar Holdings declares any dividend or other distribution between the date of this Agreement and the Completion Date to shareholders of record before the Completion Date, each Seller shall deliver to the Purchasers on the Completion Date (or the payment date of such dividend or other distribution, if such date is later than the Completion Date), in addition to the Subject Shares, an amount per Subject Share equal to the per share dividend or distribution.

4.3         On the Completion Date, the Purchasers shall deliver to each Seller those documents and take those actions as set out in Schedule 2, Part A and shall issue the TIW Shares to each Seller as per Clause 2.2 as validly issued fully paid and non-assessable common shares of TIW, free from any Encumbrances other than those created by the Sellers and their Affiliates, as the case may be, and those transfer restrictions created by Clause 8.5, together with all rights now or hereafter attaching or accruing thereto, including all rights to any dividend or other distribution declared after the date of this Agreement.

4.3.1         If TIW declares any dividend or other distribution between the date of this Agreement and the Completion Date to shareholders of record before the Completion Date, the Purchasers shall deliver to each Seller on the Completion Date (or the payment date of such dividend or other distribution, if such date is later than the Completion Date), in addition to the TIW Shares, an amount per TIW Share equal to the per share dividend or distribution.

5.         WARRANTIES

5.1         TIW makes the Warranties set out in Schedule 3, Part A to and for the benefit of the Sellers as of the date hereof, and as of the Completion Date. TIW and Clearwave, jointly and severally, make the Warranties set out in Schedule 3, Part B, to and for the benefit of the Sellers as of the date hereof and as of the Completion Date. Notwithstanding anything in this Agreement or in Schedule 3 to the contrary, the parties agree that TIW and Clearwave make no warranties as to the securities Laws of any jurisdiction other than Canada and the United States of America. The Warranties made by TIW and Clearwave as of the Completion Date shall be made subject to any further disclosures to a Seller made by TIW or Clearwave in writing on or before Completion in a form and substance satisfactory to such Seller, acting reasonably. For the avoidance of doubt, any such further disclosures made to a Seller which are not in a form and substance satisfactory to a Seller, acting reasonably, shall entitle such Seller to elect not to proceed to Completion, provided that this will not affect

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Completion with respect to the other Sellers. For the purposes of repeating the Warranties as of the Completion Date, an express or implied reference in a Warranty to the "date of this Agreement" is to be construed as a reference to the Completion Date.

5.2         Each Seller makes the Warranties set out in Schedule 4, Part A, in respect of itself only, to and for the benefit of the Purchasers as of the date hereof and as of the Completion Date. The Warranties made by the Sellers as of the Completion Date shall be made subject to any further disclosures made to the Purchasers on or before Completion in a form and substance satisfactory to the Purchasers, acting reasonably. For the avoidance of doubt, any such further disclosures made by a particular Seller to the Purchasers which are not in a form and substance satisfactory to the Purchasers, acting reasonably, shall entitle the Purchasers to elect not to proceed to Completion with respect to such particular Seller, provided that this will not affect Completion with respect to the other Sellers. For the purposes of repeating the Warranties as of the Completion Date, an express or implied reference in a Warranty to the "date of this Agreement" is to be construed as a reference to the Completion Date.

5.3         Each party is aware and acknowledges that it has entered into this Agreement in reliance on the Warranties given by each relevant party to the other which have induced it to enter into this Agreement.

5.4         The rights and remedies of a party in respect of any breach of the Warranties by the other party shall not be affected by any information of which such non-breaching party has knowledge (however acquired and whether actual, imputed or constructive) relating to the other party or the transactions contemplated in this Agreement, and shall survive Completion and shall not in any respect be extinguished or affected in any way by Completion.

5.5         Each of the Warranties set out in each paragraph of Schedule 3 and Schedule 4 is separate and independent and unless otherwise expressly provided shall not be limited by reference to any other Warranty or anything in this Agreement.

5.6         If in respect of, or in connection with, any breach of any of the Warranties any sum payable by way of compensation is subject to Taxes (which definition shall, for the purpose of this Clause 5.6 only, not include tax on net income), then a further amount shall be paid so as to secure that the net amount received is equal to the amount of compensation due to it in respect of such breach, less any sums recovered under insurance policies held by the party not in breach.

6.         TERMINATION

6.1         If, on or before the Completion Date, a Seller is in breach of a Warranty or another provision of this Agreement, the effect of which is to give rise to a Material Adverse Change in respect of such Seller, the Purchasers may by written notice to the other parties elect to proceed to Completion or terminate this Agreement with respect to such Seller, provided that this will not affect the Completion with respect to the other Sellers.

6.2         If, on or before the Completion Date, any Purchaser is in breach of a Warranty or another provision of this Agreement, the effect of which is to give rise to a Material

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Adverse Change in respect of such Purchaser, such Seller may by written notice to the other parties elect to proceed to Completion or terminate this Agreement with respect to itself, provided that this will not affect the Completion with respect to the other Sellers.

6.3         If Completion does not occur as to the Subject Share Transfer between the Purchasers and a particular Seller on or before the Termination Date this Agreement shall terminate with respect to the Subject Share Transfer between the Purchasers and such particular Seller (but as to such Seller only).

6.4        If either the Purchasers or any Seller terminates this Agreement pursuant to Clauses 6.1 or 6.2 or this Agreement terminates automatically by virtue of Clause 6.3, each relevant party's further rights and obligations hereunder shall cease immediately on termination, provided however, that (i) termination does not affect a party's accrued rights and obligations at the date of termination and (ii) Clauses 7 (Indemnification), 9 (Notices), 10.2 (Entire Agreement), and 11 (Governing Law and Dispute Resolution) shall survive beyond such termination.

6.5         Except as set out in this Clause 6, no party may terminate or rescind this Agreement, either before or after Completion.

7.         INDEMNIFICATION

7.1         Each of the (i) Purchasers jointly and severally as regards each of the Sellers and (ii) Sellers severally as regards the Purchasers, covenant and agree, (a) for a period of twelve (12) months following the Completion Date, to protect, indemnify and hold harmless the other parties from and against any and all losses, claims, damages, liabilities, costs or expense caused or incurred by reason of, or in any way arising, directly or indirectly, out of any breach or default of or under any representation or warranty of such party in this Agreement, and (b) for a period of eighteen (18) months following the Completion Date, to protect, indemnify and hold harmless the other parties from and against any and all losses, claims, damages, liabilities, costs or expense caused or incurred by reason of, or in any way arising, directly or indirectly, out of any breach or default of or under any covenant or agreement of such party in this Agreement.

7.2         In the event that any claim, action, suit or proceeding is brought or instituted against a party in the context of Clause 7.1, such party (an "Indemnified Party") shall promptly notify the person from whom indemnification is sought (the "Indemnifying Party") and the Indemnifying Party shall promptly retain counsel approved by the Indemnified Party, acting reasonably, to represent the Indemnified Party in such claim, action, suit or proceeding, and the Indemnifying Party shall pay all reasonable fees and disbursements of such counsel relating to such claim, action, suit or proceeding. No Indemnifying Party shall, without the written consent of the Indemnified Party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnified Party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the Indemnified Party from all liability arising out of such action or claim and (ii) does

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not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any Indemnified Party.

7.3         The liability of each Seller to the Purchasers hereunder shall not exceed the product of USD 11.6236 and the number of TIW Shares to which such Seller is entitled as a consequence of the Subject Share Transfer pursuant to Clause 2.2.

7.4         The aggregate liability of the Purchasers to a Seller hereunder shall not exceed the product of USD 11.6236 and the number of TIW Shares to which such Seller is entitled as a consequence of the Subject Share Transfer pursuant to Clause 2.2.

8.         COVENANTS

8.1         Pre-Completion Covenants

Between the date hereof and the Completion Date, each party hereto covenants and agrees that it shall promptly notify the other parties of the occurrence or nonoccurrence of any event, which would be likely to cause any Conditions to be satisfied by it not to be satisfied. In addition, TIW covenants and agrees that it shall promptly notify the Sellers upon becoming aware that a Condition has been satisfied.

8.2         Business of TIW

TIW covenants and agrees:

8.2.1         to, between the date hereof and Completion, use its best efforts to ensure that no dividends are declared or paid or common share repurchases commenced or carried out or any other distributions are declared or made by TIW;

8.2.2         to, between the date hereof and Completion, not amend its governing instruments;

8.2.3         to, between the date hereof and Completion, conduct its business in the ordinary and usual course and so as to maintain the same as a going concern and, in particular, TIW covenants and agrees not to issue, pursuant to a rights offering or similar transactions (a "Rights Offering") offered to any of its then existing shareholders, any common shares of TIW or securities convertible into common shares of TIW (the "TIW Securities") at a discount of more than 10% to the then market price of TIW's common shares on the TSX or Nasdaq, whichever is the lower, at the time the transaction is publicly announced, unless TIW has offered each Seller the right to acquire that number of TIW Securities needed by each Seller to maintain the same proportionate equity interest in TIW it will have after completion of the Subject Share Transfer, under the same terms and conditions as the Rights Offering.

8.3         Rule 144 Information Rights.

At any time when TIW is neither subject to Section 13 or 15(d) of the United States Securities Exchange Act of 1934, as amended (the "1934 Act"), nor exempt from the filing requirements of the 1934 Act pursuant to Rule 12g3-2(b) thereunder, TIW agrees to furnish holders and prospective purchasers of TIW Shares with the

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information required by Rule 144A(d)(4) under the United States Securities Act of 1933, as amended (the "1933 Act").

8.4         TIW Shares.

8.4.1         TIW hereby covenants and agrees that (i) it will use best efforts to make the required filing with Nasdaq with respect to the quotation of the TIW Shares, as soon as possible, and in any event within ten (10) days following Completion, and (ii) throughout the period ending on the eighteen-month anniversary of the Completion Date, it will use commercially reasonable efforts to (a) maintain the listing of the class of shares of which the TIW Shares form a part on a Recognized Exchange, (b) ensure that the TIW Shares are listed or qualified and are freely tradable in Canada on the TSX, subject to any restrictions on trading imposed by this Agreement, and (c) maintain its status as a reporting company under the 1934 Act.

8.4.2         Each Seller hereby covenants and agrees that:

(a) if required by any applicable Securities Laws, it will assist TIW or Clearwave, as the case may be, in filing such reports, undertakings and other documents with respect to the transfer of the Subject Shares and the issue of the TIW Shares as may be required of TIW or Clearwave, as the case may be, by any relevant securities commission or other regulatory authority, it being understood that TIW will be solely responsible for all expenses associated with such filings;

(b) it will comply with its obligations under applicable Securities Laws regarding disclosure of its acquisition, or in the future, as the case may be, disposition of TIW Shares and, if required, file such reports or other documents with any relevant securities commission or other regulatory authority and issue such press release disclosing such acquisition or disposition;

(c) it will not resell the TIW Shares in Canada, in The Netherlands or in the United States except in accordance with the Securities Laws; and

(d) the share certificates in relation to the TIW Shares to be received by the Exempt Sellers shall have the legends set forth on Schedule 9, and the share certificates in relation to the TIW Shares to be received by Sellers other than the Exempt Sellers shall have the legends set forth on Schedule 10.

8.5         Lock-up.

8.5.1         Subject to the provisions of Clause 8.7, each Seller as regards the TIW Shares acquired by it under this Agreement covenants and agrees that, unless TIW consents in writing, it will not, directly or indirectly, (a) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any common shares of TIW (including, without limitation, common shares of TIW that may be deemed to be beneficially

16

owned by a Seller in accordance with the Securities Laws and common shares of TIW that may be issued upon exercise of any option or warrant or securities convertible or exchangeable for common shares of TIW beneficially owned by a Seller) or (b) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of the common shares of TIW, whether any such transaction described in clause (a) or (b) above (a "Prohibited Share Transaction") is to be settled by delivery of common shares of TIW or other securities, in cash or otherwise, for a period (the "Lock-Up Period") from the date hereof to up to twelve months after the Completion Date, with the partial release from such lock-up to occur on the first business day in each successive period of 45 days starting from 45th day after the Completion Date (each such day, a "Release Date"), as to 5%, 5%, 18.75%, 18.75%, 7.5%, 7.5%, 18.75% and 18.75%, respectively, of the TIW Shares on each Release Date, and the certificates evidencing such TIW Shares shall bear a legend evidencing the transfer restrictions provided for in this Clause 8.5.1.

8.5.2         For the avoidance of doubt, Clause 8.5.1 shall not apply to a sale, transfer, disposal or other transaction of a nature described in Clause 8.5.1 in respect of shares of TIW acquired by a Seller other than the TIW Shares acquired by the Sellers as a result of the consummation of the Subject Share Transfer, provided such shares are not acquired in the context of a derivatives or monetization transaction regarding the TIW Shares acquired hereunder.

8.5.3         If a Seller materially breaches its covenants under Clause 8.5.1, the Lock-Up Period shall automatically be extended to twelve (12) months from the Completion Date for all the TIW Shares that such breaching party holds as a result of the consummation of the Subject Share Transfer hereunder and such breaching party shall no longer benefit from the rights set forth under Clause 8.7 hereof; provided, however, that this shall not prevent the non-breaching parties from seeking any other available remedy against this breach and shall not limit in any way the claim resulting from such breach, if any.

8.5.4         Notwithstanding Clause 8.5.1 but subject to Clause 8.5.3, the TIW Shares acquired by the Sellers as a result of the consummation of the Subject Share Transfer may be sold pursuant to Clause 8.7, provided, however, that such TIW Shares to be sold pursuant to Clause 8.7 will be taken in the following chronological order: (i) first, from the TIW Shares no longer subject to the Lock-Up Period, (ii) next, from the next tranche to be released from the LockUp Period immediately after the Secondary Offering (as defined below), and (iii) thereafter, from the subsequent tranches to be released from the Lock-Up Period.

8.5.5         Upon the release of any TIW Shares from the Lock-up Period , TIW shall, upon the request of and without charge to any Seller, (i) instruct the transfer agent to replace any share certificate relating to such TIW Shares with a new share certificate, which new share certificate shall not evidence the transfer restrictions provided for in Clause 8.5.1, and (ii) provide such evidence as the transfer agent shall require that such TIW Shares are no longer subject to the Lock-Up Period and otherwise generally co-operate with the Sellers in the

17

issuance of new share certificates in connection with any permitted transfer by them of the TIW Shares.

8.5.6         Notwithstanding the foregoing, (i) the Lock-Up Period shall immediately terminate upon the occurrence of (a) a Change of Control in respect of TIW or (b) a material breach by TIW of its obligations under Clause 8.7, and (ii) Clause 8.5.1 shall not restrict or prevent any Seller from tendering any or all of the TIW Shares in any public tender or third party offer for shares of common stock of TIW which public tender or third party offer, if successful, could result in a Change of Control in respect of TIW (it being understood that if such TIW Shares are not acquired in such offer for any reason, the provisions of this Clause 8.5 shall be deemed to have otherwise remained in force without interruption with respect to such tendered TIW Shares).

8.6         Reorganization Event.

If there shall occur between the date hereof and the Completion Date: (i) a reclassification of the common shares of TIW, (ii) an exchange of the common shares of TIW into other shares or other securities of TIW or another entity, or (iii) a consolidation, amalgamation or merger of TIW with or into another entity (each a "Reorganization Event"), then, in lieu of the TIW Shares any Seller is entitled to receive hereunder, such Seller shall instead be entitled to receive and shall accept, in lieu of common shares of TIW, such other securities which such Seller would have been entitled to receive as a result of such Reorganization Event had such Seller been a holder of common shares of TIW at the time of such Reorganization Event.

8.7         Concurrent Registration Rights.

Provided that the Sellers have complied in all material respects with all their obligations under this Agreement, if at any time during the period of eighteen (18) months after the Completion Date, TIW shall determine to register under the 1933 Act or effect the qualification under Canadian Securities Laws (as defined in the Registration Rights Agreement), or effect a registration or qualification under the applicable laws and listing rules with respect to any exchange on which the common shares of TIW are listed (the "Other TIW Exchange"), or so registers or qualifies, any of its equity securities (or securities convertible or exchangeable into equity securities) in a secondary offering in which any Existing Shareholder participates (the "Secondary Offering"), (a) TIW shall give written notice thereof to each Seller as soon as practicable after TIW determines to register or qualify securities under a Secondary Offering and each such notice shall include a list of the jurisdictions in which TIW intends to attempt to qualify such securities or the distribution thereof, as applicable, under the 1933 Act, applicable blue sky or other state securities laws or Canadian Securities Laws (as defined in the Registration Rights Agreement) or the applicable laws and rules with respect to the Other TIW Exchange, as applicable, and (b) each Seller shall be entitled, in addition to any rights any Seller may have under any other agreement pertaining to registration of securities of TIW that such Seller may hold, to have TIW register or qualify, concurrently with the Secondary Offering, (the "Concurrent Secondary Offering"), a number of TIW Shares in the same ratio to the total number of TIW Shares it then holds as the aggregate number of equity securities of TIW to be included by the Existing Shareholders in the Secondary Offering bears to the aggregate number of equity securities that such Existing

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Shareholders then hold, and that is specified in a written request or requests (which may specify all or any part of such TIW Shares, as the case may be) made by each Seller in good faith within ten (10) days after the date written notice is delivered by TIW, subject to the right of TIW to delay, or not to proceed with, such Secondary Offering and Concurrent Secondary Offering pursuant to the terms of the Registration Rights Agreement, on the following terms and conditions:

8.7.1         The underwriter for the Secondary Offering and the Concurrent Secondary Offering shall be chosen by TIW or as may be otherwise provided for in the Registration Rights Agreement, and each Seller that intends to include its TIW Shares in such registration or qualification shall (together with TIW and any other shareholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter(s) (including, without limitation, customary lock-up provisions). Notwithstanding any other provision of this Clause 8.7, if the managing underwriter(s) advise(s) the participating shareholders and TIW in writing that marketing factors require a limitation on the number of securities to be underwritten, then the number of securities to be included in such registrations or qualifications under the Secondary Offering and the Concurrent Secondary Offering shall be allotted pro rata among the participating shareholders in the registered offering, including, without limitation, the Existing Shareholders and the Sellers, as the case may be, based upon the number of securities owned by such holders at the relevant time, provided however that in the case of the Sellers, the pro rata allocation shall only be based upon the number of TIW Shares acquired hereunder owned by such holders at the relevant time.

8.7.2         Notwithstanding the request made pursuant to Clause 8.7, each Seller shall have the right to withdraw its securities from any Concurrent Secondary Offering between the time the terms of such Concurrent Secondary Offering are agreed and the underwriting agreement related thereto is executed, provided, however, that if such Seller elects to withdraw its securities from such Concurrent Secondary Offering, it must give immediate oral notice, followed as soon thereafter as practicable by written notice, to TIW and the underwriter(s), it being understood that if such Seller executes the underwriting agreement it shall be deemed to have waived its rights under this Clause 8.7.2. Any securities excluded or withdrawn from such underwriting agreement shall not be included in such registration or qualification.

8.7.3         TIW shall pay all Registration Expenses, as hereinafter defined, incurred by TIW and the Sellers, as the case may be, in connection with complying with their obligations pursuant to this Agreement, provided, that such expenses shall not include Selling Expenses, as hereinafter defined. Selling Expenses shall be borne by the Sellers pro rata on the basis of the number of the securities so registered and sold by all participants. For the purposes of this Clause, (i) "Registration Expenses" shall mean all expenses incident to TIW's and the Sellers' performance of or compliance with their obligations under this Clause 8.7 and Clause 8.10, including, without limitation, all SEC, National Association of Securities Dealers ("NASD") and stock exchange, Nasdaq, TSX, Canadian Securities Commission or other applicable Canadian securities regulatory authority registration, listing and filing fees and expenses, fees and

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expenses of compliance with applicable state securities or "blue sky" laws or other Securities Laws (including, without limitation, all fees and disbursements of counsel for the underwriters in connection with "blue sky" qualifications of common shares), printing expenses, escrow fees, messenger and delivery expenses, fees and disbursements of counsel for TIW and all independent certified public accountants or chartered accountants (including where applicable the expenses of any annual audit and "cold comfort" letters required by or incident to such performance and compliance), the disbursements of underwriters customarily paid in connection with secondary registered public sales of securities (including the fees and expenses of any "qualified independent underwriter" required by the NASD), fees of one U.S. and one Canadian counsel, as required, for all the Sellers participating in the Secondary Offering (which fees shall not exceed USD 20,000 in the aggregate per registration), fees and expenses of any special experts retained by TIW in connection with such registration, and fees and expenses of other persons retained by TIW (but not including any Selling Expenses) and (ii) "Selling Expenses" shall mean all underwriting discounts and fees and selling commissions and stock transfer taxes, if any, attributable to the sale of securities shares by the selling shareholders.

8.7.4         None of the Sellers shall be required to make any representations or warranties in connection with any registration or qualification other than representations and warranties as to (i) its ownership of its TIW Shares to be sold or transferred free and clear of all liens, claims and encumbrances, (ii) its power and authority to effect such transfer and (iii) such matters pertaining to compliance with Securities Laws as may be reasonably requested. Each Seller shall be obligated to provide an indemnity pursuant to any underwriting arrangements only with respect to information provided by it, any indemnity under any underwriting arrangements shall be several, not joint and several, among the Sellers selling TIW Shares and the liability of each such Seller will be in proportion to, and such liability will be limited to, the net amount received by each such Seller from the sale of its TIW Shares pursuant to such registration or qualification; provided, however, that TIW shall not be obligated to provide to the underwriters any indemnification regarding matters described in (i) through (iii) above.

8.7.5         If any shareholder of TIW benefiting from registration rights, including, without limitation, the parties to this Agreement, shall determine not to participate in a Secondary Offering or Concurrent Secondary Offering, (i) other participating shareholders in the Secondary Offering and Concurrent Secondary Offering shall have the right to include in such Secondary Offering and Concurrent Secondary Offering additional securities in an amount up to their respective pro rata share of the securities so withdrawn, and (ii) such nonparticipating shareholder shall not be prevented from participating in subsequent Secondary Offerings or Concurrent Secondary Offerings.

8.7.6         The rights under this Clause 8.7 may be exercised, with respect to an unlimited number of registrations or qualifications, whether such registration or qualification is done under blue sky laws or other compliance, or Canadian Securities Laws or other compliance, provided however that such rights are

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exercised (i) within the period prescribed in this Clause 8.7 and (ii) concurrently with, and pursuant to the same terms and conditions (other than specified differences provided in this Agreement) as, a Secondary Offering. The TIW Shares permitted to be included and so included in any Concurrent Secondary Offering shall be covered by the applicable agreement with the underwriters with respect to the Secondary Offering by the Existing Shareholders on the same terms as the purchase, underwriting or other arrangement with the Existing Shareholders in such agreement except as provided herein and customary for transactions of the kind contemplated.

8.7.7         In the event that any Seller shall waive the Condition set forth in Schedule 1, Part A, paragraph 5, the rights of such Seller under this Clause 8.7 shall not apply to the extent that such rights shall conflict with the rights of the Existing Shareholders under the Registration Rights Agreement.

8.8         Secondary Offering Before Completion Date.

If TIW proposes to close a secondary offering between the date hereof and the Completion Date in which the Sellers, or any of them, would have been able to participate had the Completion Date occurred prior to the date of such offering, then TIW shall (i) effect a primary issuance simultaneously with such secondary offering of a number of common shares of TIW designated by the Sellers, which number of common shares shall not exceed the number of TIW Shares that the Sellers would have been entitled to sell in the Concurrent Secondary Offering pursuant to Clause 8.7 and (ii) on the Completion Date, acquire the corresponding portion of the Subject Shares for cash at a price per share equal to the product of (a) the exchange ratio set forth in Clause 2.2 and (b) the offer price per share pursuant to the Secondary Offering less Selling Expenses per share, in lieu of the issuance of such number of TIW Shares.

8.9         Waiver of Rights.

The Sellers and Purchasers agree (subject, in the case of each Seller, to Completion occurring with respect to such Seller and in the case of Purchasers, with respect to each Seller to Completion occurring with respect to such Seller) that they hereby waive any and all rights they may have under sections 8 and 10 of the Shareholders Agreement in respect of the transactions contemplated hereby. In addition, the Sellers and TIW agree to suspend the operation of sections 13.1 and 14 of the Shareholders' Agreement, as well as the terms of the Unanimous Shareholders' Resolution dated as of 3 December 1999, as amended and restated (the "Unanimous Shareholders Resolution"), until the Completion Date, it being understood that the Shareholders' Agreement will be terminated and the Unanimous Shareholders' Resolution will cease to have any effect as between the Purchasers and a Seller if and when Completion has occurred in respect of such Seller.

8.10        Registration of TIW Shares issued to Advent Sellers.

TIW agrees to use commercially reasonable efforts to arrange for the TIW Shares issued to the Advent Sellers to be registered for resale under the 1933 Act pursuant to a registration statement in accordance with the terms set forth in Schedule 6.

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8.11         Dutch Securities Laws Selling Restrictions.

The TIW Shares are not and will not be offered in or from The Netherlands other than to persons who trade or invest in securities in the conduct of their profession or trade as referred to in article 2 of the Exemption Regulation issued under the 1995 Act on the Supervision of the Securities Trade (Vrijstellingsregeling Wet toezicht effectenverkeer 1995), which includes banks, securities intermediaries (including dealers and brokers), insurance companies, pension funds, other institutional investors and commercial enterprises, which as an ancillary activity regularly invest in securities.

8.12         Removal of U.S. Securities Law Transfer Restriction Legends.

The legends required by Clause 8.4.2(d) will be removed by delivery of substitute certificate(s) without such legend in connection with a sale:

8.12.1         made pursuant to Regulation S under the Securities Act upon delivery of the certificate representing the TIW Shares so sold and a duly executed declaration of a Seller, in a form satisfactory to TIW's transfer agent and TIW acting reasonably:

(a)     stating that the sale of the securities represented thereby is being made in compliance with Rule 904 of Regulation S under the 1933 Act; and

(b)     certifying that:

(i)     the offer of such securities was not made to a person in the United States and either (x) at the time the buy order was originated, the buyer was outside the United States, or such Seller and any person acting on its behalf reasonably believe that the buyer was outside the United States, or (y) the transaction was executed in, on or through the facilities of the TSX and neither such Seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States;

(ii)     neither such Seller nor any person acting on its behalf engaged in any directed selling efforts in connection with the offer and sale of such securities;

(iii)    the sale is bona fide and not for the purpose of "washing off" resale restrictions imposed because the securities are "restricted securities";

(iv)   the sale is not a transaction or part of a series of transactions which, although in technical compliance with Regulation S under the 1933 Act is part of a plan or scheme to evade the registration requirements of the 1933 Act; and

(v)     the Seller is not an "affiliate" of TIW within the meaning of Regulation S under the 1933 Act.

(c)     Terms used in this Clause 8.12.1 have the meanings given to them by Regulation S under the 1933 Act.

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8.12.2         made (i) pursuant to an effective registration statement under the 1933 Act, (ii) after expiration of the 40-day distribution compliance period required by Regulation S under the 1933 Act, in the case of TIW Shares issued to Exempt Sellers, (iii) in reliance on and in accordance with Rule 144 under the 1933 Act, or (iv) in reliance upon a letter from the staff of the SEC or an opinion of recognized securities law counsel in form and substance satisfactory to TIW and its counsel, acting reasonably, to the effect that such legend is not required for purposes of the 1933 Act and delivered to TIW's transfer agent and TIW. In the event of a sale or other disposition by a Seller pursuant to Rule 144 under the 1933 Act (other than pursuant to Rule 144(k)) of TIW Shares, if reasonably requested by TIW such Seller will supply TIW with evidence of compliance with such Rule. Upon receipt of such evidence of compliance the transfer agent shall effectuate the transfer of the TIW Shares sold as indicated in the letter evidencing such compliance. After expiration of the 40-day distribution compliance period required by Regulation S under the 1933 Act, Exempt Sellers shall also have the right, whether or not related to a sale of the TIW Shares sold to such Exempt Sellers pursuant to this Agreement, to request that TIW (i) instruct the transfer agent to replace any share certificate relating to such TIW Shares with a new share certificate, which new share certificate shall not evidence the transfer restrictions provided for in Clause 8.4.2(d), and (ii) provide such evidence as the transfer agent shall require that such TIW Shares are no longer subject to the distribution compliance period and otherwise generally co-operate with the Sellers in the issuance of new share certificates in connection with any permitted transfer by them of the TIW Shares.

9.         NOTICES

9.1         Any notice, communication or other document required to be given or served under this Agreement ("Notice") shall be in writing in English duly signed by or on behalf of the party giving it and may be delivered to any party by sending it by commercial courier or by facsimile to such party (with a copy by e-mail at the sole discretion of the party giving the Notice and provided that a failure to send a copy by e-mail shall not otherwise invalidate such Notice) at its address set forth below (or at its new address, as notified to each of the other parties in writing in accordance with this Clause):

9.1.1         in the case of TIW, to:

Telesystem International Wireless Inc.
1250 René Lévesque Street West, 38th Floor
Montreal, Québec
Canada H3B 4W5
Fax: +1 514 673 8314
Attn: General Counsel

9.1.2         in the case of Clearwave, to:

c/o Telesystem International Wireless Inc.
1250 René Lévesque Street West, 38th Floor

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Montreal, Québec
Canada H3B 4W5
Fax: +1 514 673 8314
Attn: General Counsel

9.1.3         in the case of a Seller, to the address set forth for such Seller on Schedule 8 hereto, in each case with a copy to:

Weil, Gotshal & Manges
One South Place
London EC2M 2WG
England
Fax: +44 20 7903 0990
Attn: Kenneth E. Schiff, Esq.

9.2         Any Notice given by commercial courier shall be deemed to have been delivered on the second Business Day following the date it is dispatched and any Notice given by facsimile shall be deemed to have been delivered on the date that the facsimile is dispatched and confirmation of receipt (electronic or otherwise) is received and provided that if deemed receipt occurs before 9.00 a.m. on a Business Day the notice shall be deemed to have been received at 9.00 a.m. on that day, and if deemed receipt occurs after 5.00 p.m. on a Business Day, or on a day which is not a Business Day, the notice shall be deemed to have been received at 9.00 a.m. on the next Business Day.

9.3         Any Notice given by a Seller to TIW will be deemed to be given to all Purchasers and any Notice given to a Seller by TIW will be deemed to be given by all Purchasers.

10.        GENERAL PROVISIONS

10.1         Successors and Assigns

No party shall be entitled to assign any of its rights and obligations under this Agreement without the prior written consent of each of the other parties, provided, however, that any party may, by written notice to all parties, assign any of its rights and obligations under this Agreement to one or more of its Affiliates. This Agreement shall be binding upon the parties and their respective successors (whether as the result of a merger or otherwise) and permitted assigns and no assignment by a party of its rights and obligations under this Agreement to a permitted assignee shall relieve the assigning party of its obligations under this Agreement.

10.2         Entire Agreement

10.2.1         This Agreement and the documents which are required by its terms to be entered into by the parties or any of them or which are referred to in this Agreement (together the "Share Transfer Documents"), together with the letter agreements with each Seller dated August 9 or 10, 2004, as applicable that pertains to the treatment of confidential information, constitute the entire agreement and understanding of the parties in connection with the exchange of

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the shares and other matters described in them and supersede any previous agreement between the parties relating to the subject matter of this Agreement.

10.2.2         Each party acknowledges and agrees that it has not entered into the Share Transfer Documents or any of them in reliance on any agreement, undertaking, representation, warranty, promise, assurance or arrangement of any nature whatsoever (whether or not in writing, whether express or implied, and whether or not in draft form) made or given by any person at any time prior to the execution of this Agreement in connection with the transactions described in the Share Transfer Documents (a "Pre-Contractual Statement"), which is not expressly set out in the Share Transfer Documents (or any of them). Each party irrevocably and unconditionally waives any claims, rights or remedies which it may otherwise have in relation to a Pre-Contractual Statement; provided always that this Clause 10.2 shall not exclude or limit any liability or any right which any party may have in respect of a Pre-Contractual Statement made or given fraudulently or dishonestly in circumstances where there has been wilful concealment.

10.3         Waiver

No delay or failure by any party to this Agreement to exercise any of its powers, rights or remedies under this Agreement shall operate as a waiver of them, nor shall any single or partial exercise of any such powers, rights or remedies preclude any other or further exercise of them. The remedies provided in this Agreement are cumulative and not exclusive of any remedies provided by law. No waiver by a party of any breach by any other party of any provision of this Agreement shall be deemed to be a waiver of any subsequent breach of that or any other provision of this Agreement.

10.4         Time of Essence

Time is of the essence of this Agreement in respect of any date or period mentioned in this Agreement and any date or period substituted by written agreement between the parties or otherwise.

10.5         Partnership

Nothing in this Agreement shall be deemed to constitute a partnership between the parties (or any of them) nor constitute any party the agent of any other party (unless otherwise expressly provided) or otherwise entitle any party to have authority to bind any other party for any purpose.

10.6         Disclosure

The parties agree that letters dated August 9 or 10, 2004 were signed, pertaining to the treatment of confidential information, which provisions shall form an integral part hereof. The parties further acknowledge that (i) the terms and conditions of this Agreement are strictly confidential and the parties agree to hold such terms and conditions in strict confidence and not to disclose them to any person until the

25

Completion Date, except as may be otherwise permitted by this Agreement or required by law (including without limitation any order of a court of competent jurisdiction) or by the rules of any recognized stock exchange, or governmental or other regulatory body, unless such information, at the time of disclosure, is within the public domain, or, after disclosure, becomes readily and lawfully available to the industry or the public, other than by a breach of this Agreement, other than their respective shareholders, directors, general and limited partners, employees and representatives, it being understood that the disclosing party shall have the obligation to inform any person to whom the terms and conditions of this Agreement are disclosed of the confidential nature thereof; (ii) any information relating to the negotiation of this Agreement and any information exchanged between the parties in contemplation of entering into this Agreement or consummating the transactions contemplated hereby is strictly confidential and the parties agree to hold such information in strict confidence and not to disclose it to any person before or after Completion, except as may be otherwise permitted by this Agreement or required by law (including without limitation any order of a court of competent jurisdiction) or by the rules of any recognized stock exchange, or governmental or other regulatory body, unless such information, at the time of disclosure, is within the public domain, or, after disclosure, becomes readily and lawfully available to the industry or the public, other than by a breach of this Agreement, other than their respective shareholders, directors, general and limited partners, employees and representatives, it being understood that the disclosing party shall have the obligation to inform any person to whom such information is disclosed of the confidential nature thereof; and (iii) no party shall make any announcement with regard to this Agreement and the transactions contemplated hereby without obtaining the prior written consent of the other parties hereto, which consent shall not be unreasonably withheld or delayed.

10.7         Further Assurances

Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement.

10.8         Invalidity of Provision

The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction. The parties shall endeavour in good faith negotiations to modify any invalid, illegal or unenforceable provision of this Agreement to the extent necessary to make such provision valid, legal and enforceable. Each of the parties hereto agrees that it shall not allege the invalidity, illegality or unenforceability of this Agreement, or any one or more of the provisions contained herein.

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10.9         Counterparts

This Agreement may be executed in any number of counterparts or facsimile duplicates each of which shall be an original but such counterparts or facsimile duplicates shall together constitute one and the same agreement.

10.10         Costs

Subject to Clause 8.7.3, the Sellers and the Purchasers shall each be responsible for the expenses (including fees and expenses of legal advisers, accountants and other professional advisers) incurred by them, respectively, in connection with the negotiation and the finalization of the transactions contemplated hereby, provided however that the Purchasers shall be responsible for (i) all expenses relating to the fulfilment of the conditions provided in Schedule 1, Part A, paragraphs 2 and 3 and (ii) the expenses (including reasonable fees and expenses of legal advisers, accountants and other professional advisers) incurred by the Sellers directly related to the negotiation and the finalization of the transactions contemplated hereby up to, but not in excess of £200,000 for all Sellers in aggregate. Notwithstanding the foregoing, in the event that this Agreement is not completed as a result of a Seller's failure to complete the transactions contemplated hereby in breach of this Agreement, then the Purchasers shall not be obligated to pay any expenses of such Seller (but such Seller only) as provided in sub-Clause (ii) hereof.

11.        GOVERNING LAW AND DISPUTE RESOLUTION

11.1         Governing Law

This Agreement shall be governed by, and construed in all respects in accordance with, the laws of the State of New York, in the United States of America, without regard to whether the choice of law rules under New York law would result in the application of the law of another jurisdiction.

11.2         Arbitration

11.2.1         Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or invalidity hereof, shall be settled by arbitration in accordance with the UNCITRAL Arbitration Rules as at present in force. There shall be one arbitrator and the appointing authority shall be the London Court of International Arbitration. The seat and place of arbitration shall be London, England and the English language shall be used throughout the arbitral proceedings. The parties hereby waive any rights under the Arbitration Act 1996 or otherwise to appeal any arbitration award to, or to seek a determination of a preliminary point of law by, the courts of England. The arbitral tribunal shall not be authorised to take or provide, and each of the parties agrees that it shall not seek from any judicial authority, any interim measures of protection or pre-award relief against any other party, any provisions of UNCITRAL Arbitration Rules notwithstanding.

11.2.2         Each of the parties represents and warrants to the other parties that this Agreement and their obligations hereunder are commercial obligations, and

27

confirm that they are not entitled to claim immunity from legal proceedings in an action brought for the enforcement of this Agreement.

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IN WITNESS WHEREOF, the parties hereto, being duly authorised and intending to be legally bound, have caused this Agreement to be duly executed and delivered as of the date first above written.

TELESYSTEM INTERNATIONAL WIRELESS INC.

By:
Name:
Title:

By:
Name:
Title:
CLEARWAVE N.V.

By:
Name:
Title:

ABN AMRO Ventures B.V.

By:
Name:
Title:

Part'Com S.A.

By:
Henri de Lapparent
Chief Executive Officer

Mediatel Capital
By: Mediatel Management

By:
Name:
Title:

J.P. Morgan Partners (BHCA), L.P.
By: JPMP Master Fund Manager, L.P., its General Partner
By: JPMP Capital Corp. ,its General Partner

By:
Name:
Title:

Advent Partners Limited Partnership
By: Advent International Corporation, General Partner

By:
Janet L. Hennessy
Vice President

Advent Private Equity Fund - Central Europe Limited Partnership
By: Advent Central Europe Management Limited Partnership, General Partner
By: Advent International Limited Partnership, General Partner
By: Advent International Corporation, General Partner

By:
Janet L. Hennessy
Vice President

ACEE II-A Co-Investment Fund Limited Partnership
Advent Central & Eastern Europe II, Limited Partnership
Advent Central & Eastern Europe II-A Limited Partnership
Advent Central & Eastern Europe II-B Limited Partnership
Advent Central & Eastern Europe II-L Limited Partnership
Advent PGGM Global Limited Partnership
The Czech and Slovak Private Equity Fund L.P.
By: Advent International Limited Partnership, General Partners
By: Advent International Corporation, General Partner

By:
Janet L. Hennessy
Vice President

PARNIB B.V.

By:
Name:
Title:

EEIF Czech N.V.

By:
Name:
Title:

Emerging Europe Infrastructure Fund C.V.
By its general partner: AIG Emerging Europe Infrastructure Management L.P.
By its general partner: AIG Emerging Europe Infrastructure Management Ltd.

By:
Name:
Title:

The European Bank for Reconstruction and Development

By:
Izzet Güney
Director - Telecoms, Informatics and Media

SCHEDULE 1

Conditions Precedent

Part A

Conditions in favour of the Sellers

  There is no order of any court of competent jurisdiction or any ruling of any Governmental Authority or any prohibition imposed under any Law which would prevent the transfer of the Subject Shares, the issue of the TIW Shares, or material compliance by the parties of their obligations under this Agreement.

  TIW has obtained listing approval and acceptance of the notice of issuance from the TSX and similar approvals from Nasdaq, to the extent required, subject only to confirmation of issuance of the TIW Shares, for the issuance of the TIW Shares on terms acceptable to the Sellers, acting reasonably.

  AMFQ has not objected to the information filed by TIW under Section 12 of the Québec Act and Section 115 of the Québec Regulation in connection with the issuance of the TIW Shares or, if the AMFQ has objected to the information filed by TIW and required the filing of a prospectus to qualify the issuance of such TIW Shares, then TIW shall have filed such prospectus with the AMFQ and the Ontario Securities Commission and obtained a receipt therefor;

  All consents, approvals and authorisations required for Completion under any financing agreements TIW or any of its Subsidiaries is party to or under the Articles of Association have been obtained.

  TIW has obtained from the Existing Shareholders the Waiver.

  TIW has obtained written consent to the Subject Share Transfer from the holders of at least a majority of the shares outstanding.

Part B

Conditions in favour of the Purchasers

  There is no order of any court of competent jurisdiction or any ruling of any Governmental Authority or any condition imposed under any Law which would prevent the transfer of the Subject Shares, the issue of the TIW Shares, or material compliance by the parties with their respective obligations under this Agreement.

  TIW has obtained listing approval and acceptance of the notice of issuance from the TSX (subject only to confirmation of issuance of the TIW Shares) and similar approvals from Nasdaq, to the extent required, for the issuance of the TIW Shares under the Subject Share Transfer.

  The AMFQ has not objected to the information filed by TIW under Section 12 of the Québec Act and Section 115 of the Québec Regulation in connection with the issuance of the TIW Shares or, if the AMFQ has objected to the information filed by TIW and required the filing of a prospectus to qualify the issuance of such TIW Shares, TIW will have filed such prospectus with the AMFQ on or before the Completion Date.

  All consents, approvals and authorisations required for Completion under any financing agreements TIW or its Subsidiaries is party to or under the Articles of Association have been obtained.

  TIW has obtained written consent to the Subject Share Transfer from the holders of at least a majority of the shares outstanding.

SCHEDULE 2

Documents to be executed and/or delivered at Completion Part A

Documents to be executed and/or delivered by TIW:

1.         Deliver to the Sellers as evidence of the authority of each person executing this Agreement and/or a document referred to in this schedule on TIW's behalf, a copy of or extract from the minutes of a duly held meeting of the board of directors authorising the execution of this Agreement and conferring the authority to the signatory to sign on TIW's behalf, certified to be a true copy by the secretary of TIW.

2.         Deliver to the Sellers:

2.1         a certificate of an officer of TIW in the agreed form confirming (i) the accuracy of the Warranties in Schedule 3 Part A and B as at Completion and (ii) there has not occurred any Material Adverse Change since the date of this Agreement; and

2.2         legal opinions issued by Fasken Martineau DuMoulin LLP and Pillsbury Winthrop LLP and addressed to the Sellers in relation to TIW, the free tradeability of the TIW Shares on the TSX, the enforceability of this Agreement, that the TIW Shares issued to the Exempt Sellers are not "restricted securities" as defined under Rule 144 of the 1933 Act, and certain other Securities Laws matters in form and substance satisfactory to the Sellers, acting reasonably.

3.         Deliver to the Sellers the share certificates in relation to the TIW Shares, which certificates shall have legends evidencing the transfer restrictions provided for under Clause 8.5 and additional legends reflecting transfer restrictions under U.S. Law.

4.         Deliver to the Sellers a copy of the duly executed Waiver.

5.         Deliver to the Sellers a duly executed instrument evidencing the cancellation of the Shareholders Agreement, the Exit Agreement and any other agreements among the shareholders of Oskar Holdings defining their relations to each other as shareholders.

Documents to be executed and/or delivered by Clearwave:

1.         Deliver to the Sellers as evidence of the authority of each person executing this Agreement and/or a document referred to in this schedule on Clearwave's behalf, a copy of or extract from the minutes of a duly held meeting of the management board of Clearwave authorising the execution of the Agreement and conferring the authority to the signatory to sign on Clearwave's behalf, certified to be a true copy by the managing director of Clearwave, and a power of attorney issued by its management board to Stibbe for the purpose of executing the notarial deed of transfer of the Subject Shares, together with copies of the passports of the signatories of such power of attorney.

2.         Deliver to the Sellers:

2.1         a certificate of the managing director of Clearwave in the agreed form confirming (i) the accuracy of the Warranties in Schedule 3, Part B as at Completion and (ii) there has not occurred any Material Adverse Change since the date of this Agreement; and

2.2         legal opinions issued by Stibbe and addressed to the Sellers in relation to Clearwave in form and substance satisfactory to the Sellers acting reasonably.

3.         Execute the notarial deed of transfer of ownership of the Subject Shares to Clearwave.

4.         Deliver to the Sellers a duly executed instrument evidencing the cancellation of the Shareholders Agreement, the Exit Agreement and any other agreements among the shareholders of Oskar Holdings defining their relations to each other as shareholders.

Part B

Documents to be executed and/or delivered by each Seller:

1.         Deliver to the Purchasers as evidence of the authority of each person executing this Agreement and/or a document referred to in this schedule on the Seller's behalf:

1.1         a power of attorney or an incumbency certificate conferring the authority to sign on the Seller's behalf, which in the case of the EBRD shall be the document referred to in paragraph 3.3.1 of this Schedule 2, Part B.

2.         Execute the notarial deed of transfer of ownership of the Subject Shares to Clearwave.

3.         Deliver to the Purchasers:

3.1         written confirmation that the Seller is not aware of (i) any matter or thing which is a breach of any of such Seller's Warranties set out in Schedule 4 and (ii) any Material Adverse Change in respect of such Seller;

3.2         a legal opinion or opinions issued by counsel acceptable to TIW acting reasonably and addressed to the Purchasers in relation to the Seller in form and substance satisfactory to TIW acting reasonably, including, without limitation, an opinion that the respective Seller is duly incorporated and validly existing and, with respect to the Sellers incorporated outside The Netherlands (other than the EBRD), that the power of attorney referred to in paragraph 3.4 of this Schedule 2, Part B has been duly executed and is binding on the respective Seller; and

3.3         evidence that the Seller has authorized entry into the Agreement and the transactions contemplated thereby, consisting of:

3.3.1         in the case of the EBRD, a secretary's certificate, confirming the authority of the person signing this Agreement, as well as the documents referred to in paragraphs 3.4 and 3.5 of this Schedule 2, Part B;

3.3.2         in the case of a partnership, the legal opinion referenced in Item 3.2 of Part B of this Schedule 2; or

3.3.3         in the case of any other business entity, an extract or copy of minutes of such Seller's board (or other governing body) decision authorizing entry into the Agreement and the transactions contemplated thereby.

3.4         a power of attorney to Stibbe for the purpose of executing the notarial deed of transfer of the Subject Shares, together with copies of the passports of the signatories of such power of attorney.

3.5         a duly executed instrument evidencing the cancellation of the Shareholders Agreement, the Exit Agreement and any other agreements among the shareholders of Oskar Holdings defining their relations to each other as shareholders.

SCHEDULE 3

Warranties of TIW and Clearwave

Part A

Warranties of TIW

1.         The details set out in Schedule 5 are correct and accurate and are not misleading in any material respect.

2.        TIW is a corporation duly incorporated and validly existing under the Laws of Canada, has been in continuous and unbroken existence since the date of its incorporation and is a reporting issuer in good standing in the Provinces of Ontario and Québec and is in compliance in all material respects with the securities law requirements in every jurisdiction in which its securities are listed for trading and in Quebec, and is not on the list of defaulting reporting issuers maintained under the Ontario Securities Act or the Québec Securities Act.

3.         TIW has the corporate power and corporate authority to execute, deliver and perform its obligations under this Agreement.

4.         The execution, delivery and performance by TIW of this Agreement and the transactions contemplated hereby:

4.1         have been or will be, on or prior to Completion, duly authorised by all necessary corporate actions;

4.2         will not contravene the terms of its statutes and by-laws;

4.3         will not violate, conflict with or result in any breach or contravention of, any contractual obligation, or any consents, approvals, orders or authorisations referred to in paragraph 5 of this Schedule 3;

4.4         will not cause TIW to breach or constitute a default under, result in or give rise to a right of termination of, any agreement, instrument or arrangement, whether binding or not, to which it is a party, or any order, judgement or decree of any court or Governmental Authority to which it is a party or otherwise bound;

4.5         will not result in the creation of any Encumbrance over any of the TIW Shares, other than (i) any Encumbrance created by the Sellers or their Affiliates or (ii) the Encumbrance created by Clause 8.5 of this Agreement;

4.6         will not result in any indebtedness of TIW or any of its Subsidiaries becoming due or capable of being declared due and payable prior to its stated maturity; and

4.7         will not violate any Law binding upon it.

5.         No approval, consent, licence, exemption, authorisation, order, registration, qualification or other action by, or notice to, or filing with, any Governmental Authority or any other person in respect of any Law, and no lapse or waiting period under any Law, is necessary or required in connection with the execution, delivery or performance (including, without limitation, the transfer and delivery of the TIW Shares) by, or enforcement against TIW of this Agreement or the transactions contemplated hereby or any other related documents,, except such consents, approvals, authorisations or filings that have been obtained or made and except for those provided in Schedule 1 of this Agreement.

6.         The common shares of TIW are listed and posted for trading on the TSX and on Nasdaq and TIW is up to date with its filings, in all materials respects, on both exchanges, subject to the necessary filings with the TSX and Nasdaq to list the TIW Shares.

7.         TIW will have been, for the four months preceding the Completion Date, a reporting issuer in the provinces of Ontario and Québec.

8.         The TSX has accepted for filing the notice of the issuance of the TIW Shares and has conditionally approved the listing of such shares, subject to customary conditions including the approval by a majority of the votes attached to all outstanding shares of TIW.

9.         The Transactions contemplated by this Agreement are exempt from sections 5.5 (formal valuation) and 5.7 (minority approval) of Ontario Securities Commission Rule 61 501 ("Rule 61 501") pursuant to Rule 61 501, sections 5.6(2) and 5.8(2), respectively, and are exempt from sections 5.5 (formal valuation) and 5.7 (minority approval) of AMFQ Policy Statement Q 27 ("Policy Q 27") pursuant to Policy Q27, sections 5.6(2) and 5.8(2), respectively.

10.       TIW is a "foreign issuer" within the meaning of Regulation S of the 1933 Act and a "foreign private issuer" under Rule 405 of the 1933 Act and currently intends to continue to conduct its operations so as to maintain its status as a foreign private issuer and agrees to notify the Sellers as soon as practicable if it becomes a "domestic issuer", as that term is defined in Regulation S.

11.        Subject to the truth and accuracy of the Sellers' warranties set forth in Schedule 4 hereof and subject to the restrictions on transfer imposed by Clause 8.5, the TIW Shares will be freely tradable on the TSX through an appropriately registered dealer in Canada, provided that the trade is not a "control block distribution" as defined in Multilateral Instrument 45-102 - Resale of Securities.

12.        Subject to the truth and accuracy of the warranties of the Sellers set forth in Schedule 4 hereof, the offer, sale and issuance by TIW of the TIW Shares to the Sellers pursuant to this Agreement is either exempt from, or not subject to, the prospectus requirements of the Ontario Securities Act and, subject to the AMFQ not objecting to the information filed by TIW under Section 12 of the Québec Act, is exempt from the prospectus requirements of the Québec Act.

13.        Subject to the truth and accuracy of the warranties of the Sellers set forth in Schedule 4 hereof, the offer, sale and issuance by TIW of the TIW Shares to the Sellers pursuant to this Agreement is exempt from the registration requirements of the 1933 Act. None of TIW, its Affiliates or any person acting on its or their behalf (i) has offered or will offer to sell any of the TIW Shares by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the 1933 Act) or in any manner involving a public offering within the meaning of Section 4(2) of the 1933 Act or (ii) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security which is or will be integrated with the sale of the TIW Shares to the Sellers in a manner that would require registration under the 1933 Act in connection with the offer, sale and delivery of the TIW Shares to the Sellers as contemplated by this Agreement.

14.        Subject to the truth and accuracy of the Sellers' warranties set forth in Schedule 4 hereof, neither TIW nor any of its Affiliates, nor any person acting on behalf of any of them, has engaged or will engage in any "directed selling efforts" with respect to the sale of the TIW Shares; each of TIW and its Affiliates, and any person acting on its or their behalf, has complied and will comply with any "offering restrictions" required by Regulation S in connection with such offer and sale of the TIW Shares to the Exempt Sellers; and neither TIW nor any of its Affiliates or any person acting on behalf of any of them has taken or will take any action, directly or indirectly, that in and of itself would cause the offer and sale of the TIW Shares to the Sellers on the terms herein to fail to be exempt from the registration requirements of the 1933 Act.

15.        This Agreement constitutes the legal, valid and binding obligations of TIW, enforceable against TIW in accordance with its terms (assuming due execution and delivery by the Sellers) except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

16.        TIW is entitled to issue the TIW Shares and to transfer the full legal and beneficial ownership of the TIW Shares under the terms of this Agreement free from any Encumbrance, other than those created by the Sellers and their Affiliates, as the case may be, and those transfer restrictions created by Clause 8.5, and when issued, the TIW Shares will be fully paid, non-assessable common shares of TIW.

17.        The Accounts have been properly prepared in accordance with Canadian GAAP and reconciled to US GAAP and show a true and fair view of the financial position, assets and liabilities (whether actual or contingent) of TIW as at the Accounts Date and of the profits and losses of TIW for the financial year ended on the Accounts Date, it being understood that TIW has received a letter from the SEC commenting on the 20-F, which has been made available to the Sellers, and may make changes to the disclosure contained in the 20-F, as well as to the Audited Consolidated Annual Financial Statements as at and for the fiscal year ended December 31, 2003, and the Unaudited Consolidated Interim Financial Statements as at and for: the three-month period ended March 31, 2004, the three- and six-month periods ended June 30, 2004 and the three- and nine-month periods ended September 30, 2004, as contained in various documents filed by TIW under the Securities Laws, to comply with the comments contained therein.

18.        The Management Accounts, a true and complete copy of which has been delivered to the Sellers, fairly present in all material respects the assets and liabilities, profits and losses of TIW for the period to which they relate and have been prepared on a basis consistent with the Accounts.

19.        Each of the following documents filed by TIW under the Securities Laws complied in all material respects with the requirements of such Securities Laws as of their respective filing dates, and the information contained therein did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, it being understood that TIW has received a letter from the SEC commenting on the 20-F, which has been made available to the Sellers, and may make changes to the disclosure contained in the 20-F, as well as to the Audited Consolidated Annual Financial Statements as at and for the fiscal year ended December 31, 2003, and the Unaudited Consolidated Interim Financial Statements as at and for: the three-month period ended March 31, 2004, the three- and six-month periods ended June 30, 2004 and the three- and nine-month periods ended September 30, 2004, as contained in various documents filed by TIW under the Securities Laws, to comply with the comments contained therein:

19.1         The 2003 20-F;

19.2         TIW's Operating and Financial Review and Prospect at December 31, 2003;

19.3         TIW's Audited Consolidated Annual Financial Statements as at and for the fiscal year ended December 31, 2003;

19.4         TIW's Unaudited Consolidated Interim Financial Statements as at and for the three- and nine-month periods ended September 30, 2004; and

19.5         TIW's Notice of Annual Meeting of Shareholders and Management Proxy Circular dated March 26, 2004.

20.         TIW is not and, after giving effect to the Subject Share Transfer will not be, required to register as an "investment company" as such term is defined in the United States Investment Company Act of 1940, as amended.

21.         TIW was not a passive foreign investment company for the taxable year ended December 31, 2003 and expects to conduct its affairs in such a manner so that it will not meet the criteria to be considered a passive foreign investment company for the taxable year of 2004.

22.         Subject to (i) the continuing truth and accuracy of the warranties of each Exempt Seller set forth in Schedule 4 hereof and (ii) there having been no change in applicable Law or regulations (or interpretation thereof by the SEC) after the date hereof: (a) upon consummation of the sale and delivery of the TIW Shares to the Exempt Sellers in the manner contemplated by this Agreement, such TIW Shares will not be "restricted securities" as defined under Rule 144 under the 1933 Act; and (b) after the 40th day occurring after the Completion Date, in the case of the TIW Shares issued to Exempt Sellers, such TIW Shares will not be subject to any restrictions upon transfer under Regulation S or Rule 144, it being understood, however, that (1) any TIW Shares held by J.P. Morgan Partners (BHCA), L.P. and the Advent Sellers may be subject to the registration requirements under the 1933 Act or an exemption therefrom and the provisions of Rule 144 under the 1933 Act, (2) the warranty in this warranty 22 does not apply to any TIW Shares during such time as such TIW Shares are held by an "affiliate" of TIW within the meaning of the 1933 Act; and (3) as to the warranty in this warranty 22 relating to Rule 144, the applicable conditions set forth in sections (b), (c), (d) and (e) of Rule 144 must be met at the time of resale.

Part B

Warranties of Clearwave and TIW:

1.         Clearwave is a public limited liability company (naamloze venootschap) duly formed and validly existing under the laws of The Netherlands.

2.         Clearwave has the corporate power and authority to execute, deliver and perform its obligations under this Agreement.

3.         The execution, delivery and performance by Clearwave of this Agreement and the transactions contemplated hereby:

3.1         have been or will be, on or prior to Completion, duly authorised by all necessary corporate actions;

3.2         will not contravene the terms of its constitutional documents;

3.3         will not violate, conflict with or result in any breach or contravention of, result in or give rise to a right of termination of any contractual obligation, or any consents, approvals, orders or authorisations applicable to it;

3.4         will not cause Clearwave to breach or constitute a default under any agreement, instrument or arrangement, whether binding or not, to which it is a party, or any order, judgement or decree of any court or Governmental Authority to which it is a party or otherwise bound;

3.5         will not result in any indebtedness of Clearwave or any of its Subsidiaries becoming due or capable of being declared due and payable prior to its stated maturity; and

3.6         will not violate any Law binding upon it.

4.         No approval, consent, licence, exemption, authorisation, order, registration, qualification or other action by, or notice to, or filing with, any Governmental Authority or any other person in respect of any Law, and no lapse or waiting period under any Law, is necessary or required in connection with the execution, delivery or performance by, or enforcement against Clearwave of this Agreement or the transactions contemplated hereby or any other related documents, except such consents, approvals, authorisations or filings that have been obtained or made, or are listed in Schedule 1 of this Agreement.

5.         This Agreement constitutes the legal, valid and binding obligations of Clearwave, enforceable against Clearwave in accordance with its terms (assuming due execution and delivery by the Sellers) except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

6.         This Agreement, the Shareholders Agreement, the Articles of Association, the Exit Agreement and the Unanimous Shareholders Resolution are the only agreements which may give rise to rights of TIW or Clearwave to acquire additional shares of Oskar Holdings.

SCHEDULE 4

Warranties of the Sellers

Part A

Warranties of Sellers

1.         each Seller:

1.1         is duly formed and validly existing as a corporate or partnership entity formed under the laws set forth beside its name in Schedule 4, Part B hereof, other than the EBRD which is an international financial institution established pursuant to the Agreement Establishing the European Bank for Reconstruction and Development as noted in Schedule 4, Part B hereof;

1.2         has the power and authority to execute, deliver and perform its obligations under this Agreement;

1.3         as at the date of this Agreement, is the beneficial and legal owner of the Subject Shares set forth beside its name in Schedule 4, Part B and is entitled to sell and transfer such Subject Shares and the full legal and beneficial ownership of such Subject Shares on the terms of this Agreement free from any Encumbrance other than those created under or pursuant to the Articles of Association, and no consent of any third party is required in relation to the transfer.

2.         the execution, delivery and performance by each Seller of this Agreement and the transactions contemplated hereby:

2.1         have been or will be, on or prior to Completion, duly authorised by all necessary corporate or partnership action;

2.2         will not contravene the terms of its constituting documents;

2.3         will not cause it to breach or constitute a default under any agreement, instrument or arrangement, whether binding or not, to which it is a party, or any order, judgement or decree of any court or Governmental Authority to which it is a party to by which it is bound; and

2.4         will not violate any Law binding upon it.

3.         no approval, consent, licence, exemption, authorisation, order, registration, qualification or other action by, or notice to, or filing with, any Governmental Authority or any other person in respect of any Law, and no lapse or waiting period under any Law, is necessary or required in connection with the execution, delivery or performance by, or enforcement against each Seller of this Agreement or the transactions (including, without limitation, the transfer and delivery of the Subject Shares) contemplated hereby and thereby or any other related documents, except (i) such consents, approvals, authorisations or filings that have been obtained or made, or are listed in Schedule 1 of this Agreement and (ii) filings that J.P. Morgan Partners (BHCA), L.P. or the EMP Sellers are required to make after

Completion with the SEC and pursuant to Canadian Securities Laws as a result of the Subject Share Transfer.

4.         This Agreement constitutes the legal, valid and binding obligations of the Seller, enforceable against it in accordance with its terms (assuming due execution and delivery by the Purchasers) except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

5.         Each Seller acknowledges that the TIW Shares being issued to it hereunder have not been registered under the 1933 Act or the securities laws of any state of the United States and may not be offered or sold, directly or indirectly, in the United States or to, or for the account or benefit of, a U.S. Person (as defined in Rule 902(k) of Regulation S promulgated under the 1933 Act) unless registered under the 1933 Act or an exemption from such registration requirements (including, without limitation, Regulation S) is available, and in any event in compliance with applicable state securities or "blue sky" laws.

6.         Each Seller acknowledges that the TIW Shares being issued to it hereunder may not be sold, directly or indirectly, in The Netherlands other than in compliance with Dutch Securities Laws.

7.         Each Seller represents that it is acquiring the TIW Shares for its own account for investment and not with a view to distribution in violation of the 1933 Act and the rules promulgated thereunder.

8.         Each Seller is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the 1933 Act. By reason of each Seller's financial experience, sophistication and knowledge, each Seller is capable of evaluating the risks and merits of the investment made pursuant to this Agreement and can bear the economic risks of its investment. Each Seller acknowledges that it has been afforded (i) access to information about TIW and its Subsidiaries and associates and their financial condition, operations, business, property, management and prospects sufficient to enable it to evaluate its investment in the TIW Shares and (ii) the opportunity to ask questions as it deems necessary of, and to receive answers from, representatives of TIW concerning the terms and conditions of the exchange of the Subject Shares for TIW Shares and the merits and risks of investing in the TIW Shares.

9.         Each Exempt Seller is not a "U.S. person" as defined in Rule 902(k) of Regulation S promulgated under the 1933 Act.

10.       Each Exempt Seller agrees that it has not offered or sold and will not for 40 days after the Completion Date offer or sell any TIW Shares to any US Person or for the account or benefit of a US Person, except pursuant to an effective registration statement under the 1933 Act.

11.        Subject to the truth and accuracy of the warranties of TIW set forth in Schedule 4 hereof, each Exempt Seller warrants that (i) neither it nor any of its Affiliates, nor any person acting on behalf of any of them, with respect to the TIW Shares has engaged or will engage in any "directed selling efforts" (as defined in Rule 902(c) of Regulation S promulgated under the 1933 Act) and (ii) it and each of its Affiliates, and any person acting on behalf of any of them, has complied and will comply with any "offering restrictions" (as defined in Rule 902(g) of Regulation S promulgated under the 1933 Act) required by Regulation S, in each case with respect to sales of TIW Shares under Regulation S.

12.        Each Seller warrants that it has not participated at any time from August 9, 2004, and it shall not participate through the earlier of Completion and termination of this Agreement, in any Prohibited Share Transaction.

13.        Each Exempt Seller agrees that it has not and shall not enter into any hedging transactions with respect to the TIW Shares for 40 days after the Completion Date, and otherwise than in compliance with the Securities Laws and the terms of this Agreement.

Part B

	Laws of
Name of Shareholder	Incorporation	# of Subject Shares	# of TIW Shares

ABN AMRO Ventures B.V.	The Netherlands	238,052	4,401,105

Part'Com S.A.	France	158,914	2,938,002

Mediatel Capital	Luxembourg	146,893	2,715,758

J.P. Morgan Partners (BHCA), L.P.	Delaware	941,645	17,409,133

Advent Partners Limited Partnership	Delaware	3,125	57,775

Advent Private Equity Fund -
Central Europe Limited	Delaware	35,715	660,299
Partnership

ACEE II-A Co-Investment Fund
Limited Partnership	Delaware	44,059	814,563

Advent Central & Eastern Europe
II, Limited Partnership	Delaware	89,288	1,650,757

Advent Central & Eastern Europe
II-A, Limited Partnership	Delaware	19,513	360,756

Advent Central & Eastern Europe
II-B, Limited Partnership	Delaware	9,757	180,387

Advent Central & Eastern Europe
II-L, Limited Partnership	Delaware	29,271	541,162

Advent PGGM Global Limited
Partnership	Delaware	82,911	1,532,859

The Czech and Slovak Private
Equity Fund L.P.	Delaware	40,000	739,520

PARNIB B.V.	The Netherlands	74,591	1,379,038

EEIF Czech N.V.	The Netherlands	291,799	5,394,780
	Antilles

Emerging Europe Infrastructure
Fund C.V.	The Netherlands	85,806	1,586,381

The European Bank for
Reconstruction and Development	N/A1	196,823	3,638,864

TOTAL:		2,488,162	46,001,139

________________________________________

1 EBRD was established by the Agreement Establishing the European Bank for Reconstruction and Development.

SCHEDULE 5

Details of TIW

Country of incorporation

Canada

Company registration number

329350-5

Date of incorporation

9 September 1996

Registered office

1250 René Lévesque West, 38th floor Montréal, Québec, Canada H3B 4Y8

Authorised share capital

Unlimited number of common shares without par value and unlimited number of preferred shares without par value, issuable in series

Total number of common shares outstanding

168,284,679 common shares as of November 4, 2004

Total number of options on common shares outstanding

5,248,872 options, of which 645,612 are exercisable and 1,052,158 restricted share units, as of November 4, 2004

Nominal value of 7% Equity Subordinated Debentures due December 2006 outstanding

Cdn$1,236,500 in principal amount of debentures which will become convertible at maturity at the option of the holders into 59,162 common shares

Existing rights to register common shares of TIW granted by TIW to existing shareholders, other than pursuant to Exit Deeds

  Amended and Restated Registration Rights Agreement, dated as of 6 May 2004, between, amongst others, Telesystem Ltd., 9111-1369 Quebec Inc., Caisse de depot et placement du Quebec, certain funds advised by Emerging Markets Partnership (Europe) Limited, certain affiliates of JP Morgan Partners LLC, U.F.

Investment (Barbados) Ltd. and Telesystem International Wireless Inc., and certain affiliates

  Share Purchase Agreement dated as of 4 March 2004 among Highfields Capital 1 LP, Highfields Capital II LP, Highfields Capital III LP, Perry Partners, L.P., Perry Partners International Inc and Telesystem International Wireless Inc.

  Restated and Amended Unanimous Shareholders' Agreement of TIW Czech N.V. dated as of May 2001

  Share Transfer Agreement dated 23 July 2004 among, inter alia, TIW and Deraso Holdings B.V.

Existing contractual lock-up periods on common shares of TIW

  Contractual lock-up in favour of TIW on 10,874,731 TIW common shares acquired in a transaction pursuant to a share exchange agreement dated 4 March 2004 among, inter alia, Highfields Capital 1 LP, Highfields Capital II LP, Highfields Capital III LP, Perry Partners, L.P., Perry Partners International Inc. -- Until 26 September 2004, 26 December 2004 and 26 March 2005 as to 25%, 25% and 50% of the shares held by such holders.

  Contractual lock-up in favour of TIW on 28,358,499 TIW common shares acquired in a transaction pursuant to a share transfer agreement dated 23 July 2004 among, inter alia, TIW and Deraso Holdings B.V. and certain other direct holders - until 15 December 2004, 15 March 2005, 15 June 2005 and 15 September 2005 as to 16.6%, 16.7%, 16.7% and 50% of the shares held by such holders.

Directors

Jacques A Drouin Bruno Ducharme Kent C. Jespersen François Laurin Michael R. Hannon Jonathan Charles Carter-Meggs Christian Salbaing Thierry Baudon

Executive Officers

Bruno Ducharme Al Tolstoy André Gauthier JJ Jackson Jacques P. Langevin Margriet Zwarts

SCHEDULE 6

Registration Rights

Registration Statement:

TIW shall file, as promptly as practicable after the Completion Date, a registration statement on Form F-3 or any other appropriate form (the "Shelf Registration Statement") with respect to the TIW Shares issued to the Advent Sellers pursuant to the Subject Share Transfer (the "Registrable Shares"; provided that the Registrable Shares will not include any shares which have been sold pursuant to registration under the 1933 Act or which have been sold pursuant to Rule 144 thereunder) and will use its commercially reasonable efforts to cause the Shelf Registration Statement to be declared effective under the 1933 Act as promptly as practical thereafter.

Maintenance of Shelf:

TIW will use its commercially reasonable efforts to keep the Shelf Registration Statement continuously effective under the 1933 Act until eighteen (18) months following the Completion Date (the "Effectiveness Period") or for such shorter period which will terminate when all the Registrable Shares are sold or may be sold without volume restrictions pursuant to Rule 144(k) of the 1933 Act. In the event that the Shelf Registration Statement ceases to be effective at any time during the Effectiveness Period for any reason (other than because of a sale of all of the Registrable Shares registered thereunder), TIW will use its commercially reasonable efforts to obtain a withdrawal of any order suspending effectiveness of the Shelf Registration Statement and, will, in any event, within forty-five (45) days of such cessation of effectiveness, amend the Shelf Registration Statement in a manner reasonably expected by TIW to obtain a withdrawal of the order suspending its effectiveness or file an additional shelf registration statement covering the Registrable Shares. The provisions set out in this Schedule 6 shall apply to any amendment to the Shelf Registration Statement and to any additional shelf registration statements so filed.

Blackout Periods:

Notwithstanding the preceding paragraph, TIW may, upon two (2) Business Days' written notice to the Advent Sellers, suspend use of the Shelf Registration Statement for a certain period of time (a "Blackout Period") for any bona fide reason (unless such advance notice is not reasonably practicable under the circumstances, in which case TIW may indicate in its notice that the Blackout Period shall begin immediately upon delivery of notice to the Advent Sellers). A Blackout Period may last for up to ten (10) days in any ninety (90) day period; provided that if the suspension relates to a previously undisclosed proposed or pending material business transaction, the disclosure of which TIW's board of directors determines would be reasonably likely to impede TIW's ability to consummate such transaction, the Blackout Period may last for up to thirty (30) days in any ninety (90) day period; provided further that the Blackout Periods may not total more than ninety (90) days in the aggregate in any twelve (12) month period; and provided further that TIW may request that the Advent Sellers extend any Blackout Period, which consent the Advent Sellers shall not unreasonably withhold or delay.

Registration Procedures:

(a) TIW agrees to furnish to and afford the Advent Sellers a reasonable opportunity to review copies of the Shelf Registration Statement at least three (3) Business Days prior to its filing.

(b) TIW shall notify the Advent Sellers and their designated counsel as promptly as practicable (i) when the Shelf Registration Statement has been filed and when the same becomes effective under the 1933 Act, (ii) of the issuance by the United States Securities and Exchange Commission (the "SEC") of any stop order suspending the effectiveness of the Shelf Registration Statement and of the withdrawal of such an order, (iii) of the occurrence of any event or passage of time that makes the financial statements included in the Shelf Registration Statement ineligible for inclusion therein or makes any statement made in the Shelf Registration Statement untrue in any material respect that requires revisions to the Shelf Registration Statement, and (iv) of TIW's determination that a post-effective amendment to the Shelf Registration Statement would be appropriate.

(c) TIW will, as promptly as reasonably practicable after the filing of the Shelf Registration Statement, deliver to the Advent Sellers and their designated counsel, if requested, a conformed copy of the Shelf Registration Statement.

(d) In the event that an Advent Seller wishes to sell its Registrable Shares covered by the Shelf Registration Statement, such Advent Seller shall furnish a notice to TIW stating its shareholding and the number of Registrable Shares it wishes to sell.

(e) During the Effectiveness Period, TIW agrees to deliver to an Advent Seller as many copies of the prospectus contained in the Shelf Registration Statement as such Advent Seller may reasonably request for use in connection with the offering and sale of the Registrable Shares covered by the Shelf Registration Statement.

(f) TIW will cooperate with the Advent Sellers and their counsel to facilitate the timely preparation and delivery of certificates representing shares of the Registrable Shares sold.

Registration Expenses:

TIW will bear all fees and expenses incident to the performance of or compliance with its obligations under this Schedule 6, including, without limitation, registration and filing fees, expenses related to printing, processing and distributing the Shelf Registration Statement, and the prospectus contained therein, fees and disbursements of counsel to TIW, internal expenses of TIW and the expenses of an annual audit.

Documented Sales:	In the event of a sale of all of the Registrable Shares that they then hold that have been released from the Lock-Up Period pursuant to Clause 8.5, provided that such sale involves at least 3 million Registrable Shares (a "Documented Sale"), TIW shall, if an underwriter or another financial intermediary performing similar functions, such as a private placement agent, engaged by the Advent Sellers so requests, upon reasonable notice be required to provide to such underwriter or other financial intermediary:

(a) a "cold comfort" letter from the independent certified public accountants of TIW, the letter to be in customary form and to cover matters typically covered in "cold comfort" letters in connection with such sales, and

(b) an opinion of independent counsel to TIW, the opinion to be in customary form and to cover matters customarily covered in opinions of issuer's counsel requested in such sales.

TIW shall not be required to provide "cold comfort" letters or opinions of counsel on more than one occasion in connection with a Documented Sale; further it being understood that TIW shall not be required to sign any underwriting agreement or participate in a roadshow or other marketing activities in connection with the sale of the Registrable Shares.

Specific Performance:

TIW and each Advent Seller acknowledges and agrees that the Advent Sellers would be irreparably damaged if any of the provisions of this Schedule 6 are not performed in accordance with their specific terms and that any breach of the provisions of this Schedule 6 could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which any party may be entitled, at law or in equity, such party shall be entitled to enforce any provision of this

Schedule 6 by a decree of specific performance without posting any bond or other undertaking.

Rule 144 Co-operation Clause:

TIW shall use commercially reasonable efforts to take any actions that the Advent Sellers may reasonably request in order to enable the Advent Sellers to sell the Registrable Shares without registration under the 1933 Act within the limitation of the exemptions provided by Rule 144 of the 1933 Act, it being understood that TIW shall not be required to sign any underwriting agreement or participate in a roadshow or other marketing activities in connection with the sale of the Registrable Shares.

Indemnity:

TIW agrees to indemnify the Advent Sellers against any losses, claims, damages or liabilities to which they may be subject under the Securities Laws arising out of or based upon any material untrue statements or omissions or any alleged untrue statements or omissions contained in the Shelf Registration Statement at the time the same became effective under the Securities Act; provided that, TIW will not be liable (i) to the extent that the losses, claims, damages or liabilities arise out of an untrue statement or omission made in reliance upon information furnished by the Advent Sellers for inclusion in the Shelf Registration Statement, (ii) to the extent that the losses, claims, damages or liabilities arise out of the use by the Advent Sellers of an outdated or defective registration statement and TIW has notified the Advent Sellers that such registration statement is outdated or defective, and (iii) for any losses, claims, damages or liabilities arising out of the sale of the Registrable Securities during a Black Out Period. The liability of TIW to each Advent Seller hereunder shall not exceed the product of USD 11.6236 and the number of Registrable Shares sold by such Advent Seller pursuant to the Shelf Registration Statement.

Supplements and Amendments:

TIW shall promptly supplement and amend the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used for the Shelf Registration Statement or if required by the 1933 Act.

SCHEDULE 7

Waiver by Existing Shareholders under Registration Rights Agreement

December 17, 2004

U.F. Investments (Barbados) Ltd.
The Ernst & Young Building
Bush Hill Bay Street
Bridgetown, Barbados
Attention: The Managing Director
Telephone: (246) 430-3900
Telecopier: (246) 426-9551

with a copy to:

Hutchison Whampoa Limited
22nd Floor, Hutchison House
10 Harcourt Road
Hong Kong
Attention: Company Secretary
Telephone: (852) 2128-1733
Telecopier: (852) 2128-1778

J.P. Morgan Partners (BHCA), L.P.
JPMP TIW EH, L.P.
AOF Investment N.V.
CEA Investment N.V.
CAIP Investment N.V.
c/o JP Morgan Partners, LLC
1221 Avenue of the Americas
New York, NY 10020
Attention: Official Notices Clerk
(FBO: Michael R. Hannon)
Telephone: 212 899-3400
Telecopier: 212 899-3401

with a copy to:

O'Melveny & Myers LLP
Times Square Tower
7 Times Square
New York, NY 10036
Attention: Gregory A. Gilbert, Esq.

Telephone: 212 408-2400
Telecopier: 212 728-5950

Telesystem Ltd.
9111-1369 Quebec Inc.
c/o Telesystem Ltd.
1250 René Lévesque Blvd.
38th Floor
Montreal, Québec, Canada
H3B 4W8
Attention: Chief Financial Officer, Daniel Cyr
Telephone: (514) 397-9797
Telecopier: (514) 397-0089

Caisse de dépôt et placement du Québec
Capital Communications CDPQ Inc.
c/o CDP Capital Amérique
1000, Place Jean-Paul-Riopelle
Montréal, Quebec, Canada
H2Z 2B3
Attention: Vice -President, Investments Communications
Telephone: (514) 847-2306
Telecopier: (514) 847-2493

With a copy to:

McCarthy Tétrault LLP
1170 Peel Street
Montréal, Québec
H3B 4S8
Tel: (514) 397-4272
Fax: (514) 397-4235
Attn: André Goyer

EEIF Melville B.V.
EEIF Czech N.V.
Emerging Europe Infrastructure Fund C.V.
c/o Emerging Markets Partnership (Europe) Limited
161, Brompton Road
London SW3 1EX
Tel: +44 20 7886 3600
Fax: +44 20 7886 3639
Attn: Colin Hewett

With a copy to:

Gibson, Dunn & Crutcher LLP
Telephone House
2-4 Temple Avenue
London EC4Y 0HB
Tel: +44 20 7071-4000
Fax: +44 20 7071-4244
Attn: Wayne PJ McArdle, Esq.

Gentlemen:

Re: Consent to grant pari passu registration rights and waiver to Registration Rights Agreement

We refer you to the Amended and Restated Registration Rights Agreement dated as of 6 May 2004 (the "Agreement"), governing the registration rights that Telesystem International Wireless Inc. ("TIWI") has granted to you and your affiliates.

Unless otherwise defined, all capitalized terms and expressions used herein shall have the same meaning as that ascribed thereto in the Agreement. All references to "we" or "us" or "our" mean and refer to TIWI and all references to "you" or "your" mean and refer to the addressees hereof.

Pursuant to the terms of the Agreement, you have certain registration rights with respect to your Registrable Securities and we are prohibited by section 10 of the Agreement from granting any registration rights that conflict with or impair, or have any priority over such registration rights. TIWI has entered into an agreement with the shareholders of Oskar Holdings N.V. ("Oskar Holdings"), other than ClearWave N.V. (the "Sellers") regarding TIWI's acquisition from the Sellers of all the shares in Oskar Holdings not already owned directly or indirectly by TIWI, in exchange for an aggregate of 46,001,139 common shares of TIWI (the "TIW Shares"). The executed agreement for the proposed transaction (the "Share Transfer Agreement") is attached as Schedule A hereto. As a condition precedent to the completion of the Share Transfer Agreement, the Sellers have requested that they be given certain registrations rights with respect to the TIW Shares for a period of 18 months following the completion of the Share Transfer Agreement (the "Rights Period") that rank pari passu with your rights. Accordingly, we are seeking your consent to our grant of such pro rata pari passu rights, as described in the Share Transfer Agreement. By consenting to our request, you acknowledge and agree to the following:

  Notwithstanding the terms of sections 2(4)(a) and 10 of the Agreement, in the event of a registration effected pursuant to sections 2 or 4 of the Agreement during the Rights Period, the Sellers shall be entitled to include TIW Shares in such registration pari passu with the Holders, and in the event that the Representative advises that the number of shares to be underwritten needs to be limited, then the Holders and the Sellers participating in such registration shall be entitled to participate pro rata based on the number of Registrable Securities and TIW Shares then owned by each such Holder and Seller, the whole in accordance with the Share Transfer Agreement;

  Notwithstanding the terms of sections 3(2)(ii) and 10 of the Agreement, in the event of a registration effected pursuant to section 3 of the Agreement during the Rights Period, the Sellers shall be entitled to include TIW Shares in such registration after the Primary Shares pari passu with the Holders, and in the event that the Representative advises that the number of shares to be underwritten needs to be limited, then the Holders and the Sellers participating in such registration shall be entitled to participate pro rata based on the number of Registrable Securities and TIW Shares then owned by each such Holder and Seller, the whole in accordance with the Share Transfer Agreement;

  The foregoing waivers are subject to the Sellers' full compliance with the obligations of the Holders under the Agreement as though each of them were a named party thereto, including, without limitation the obligations to enter into an underwriting agreement in usual and customary form;

  Each Holder agrees that during the Rights Period, as a condition to any assignment of its rights under the Agreement to an Affiliate (in accordance with section 13 of the Agreement), such Affiliate shall, as a condition to the effectiveness of the assignment, execute a counterpart to this consent and waiver;

  Except as expressly stated herein, the Holders that are party hereto waive no rights or obligations under the Agreement and grant no rights to the Sellers; nor shall this consent constitute an amendment or assignment of the Agreement;

  It is understood that certain Holders, in their capacity as a direct or indirect shareholders of Oskar Holdings, have rights to participate in piggy-back registrations by the Sellers pursuant to the terms of the Share Transfer Agreement. It is acknowledged and agreed, however, that in the event of a registration or qualification to which both the Agreement and the Share Transfer Agreement apply, each such Holder shall be limited to registering or qualifying that number of equity securities that it would have been entitled to exercise under the Agreement.

  In the event that a shareholder of TIW who is entitled to participate in a future registration or qualification determines not to participate, those shareholders who participate shall have the right to include in such registration or qualification additional securities in an amount up to their respective pro rata share of the securities so withdrawn.

TIWI acknowledges and agrees that:

  you may exercise your unfettered discretion in granting any additional consents or waivers under the Agreement and may in your discretion impose further conditions to any such additional consents or waivers;

  if any terms of this letter or the consent and waiver contained herein are inconsistent with the terms of the Agreement, the terms of this letter and such consent and waiver shall govern.

Please evidence your acknowledgement and agreement to our request by signing the enclosed copy of this letter and returning it at your earliest convenience to the undersigned by telecopier at (514) 673-8314, with an original copy to follow by courier.

Yours very truly,

TELESYSTEM INTERNATIONAL WIRELESS INC.

Per:
André Gauthier
Chief Financial Officer

CONSENTED TO AND AGREED
As of the	day of 2004.
U.F. INVESTMENTS (BARBADOS) LTD.

By:
Authorized Signing Officer

J.P. MORGAN PARTNERS (BHCA), L.P.

By:	JPMP Master Fund Manager, L.P. its General Partner

By:	JPMP Capital Corp. its General Partner

By:
Name: Michael Hannon
Title: Managing Director

JPMP TIW EH, LP

By:	JPMP TIW EH, GP, LLC its General Partner

By:	J.P. Morgan Partners (BCHA), L.P. its Sole Member

By:	JPMP Master Fund Manager, L.P. its General Partner

By:	JPMP Capital Corp. its General Partner

By:
Name: Michael Hannon
Title: Managing Director

AOF INVESTMENT N.V.

By:

By:
Name:
Title:

CEA INVESTMENT N.V.

By:

By:
Name:
Title:

CAIP INVESTMENT N.V.

By:

By:
Name:
Title:

CAISSE DE DÉPÔT ET PLACEMENT DU
QUÉBEC

By:
Authorized Signing Officer

By:
Authorized Signing Officer

CAPITAL COMMUNICATIONS CDPQ INC.

By:
Authorized Signing Officer

By:
Authorized Signing Officer

EEIF MELVILLE B.V.

By:
Authorized Signing Officer

EEIF CZECH N.V.

By:
Authorized Signing Officer

EMERGING EUROPE INFRASTRUCTURE FUND C.V.

By:	AIG Emerging Europe Infrastructure Management L.P., its General Partner

By:	AIG Emerging Europe Infrastructure Management Ltd., its General Partner

By:
Authorized Signing Officer

TELESYSTEM LTD.

By:
Authorized Signing Officer

9111-1369 QUÉBEC INC.

By:
Authorized Signing Officer

SCHEDULE 8

Addresses for Notices to Sellers

European Bank for Reconstruction and Development
One Exchange Square
London EC2A 2JN
United Kingdom
Fax: +44 20 7338 6100
Attn: Operation Administration Unit
(Operation Number: 7265 )

Part'Com
33, avenue du Maine - BP 178
75755 Paris Cedex 15
France
Fax: +33 1 40 64 23 34
Attn: CEO

with a copy to:

Iris Capital Management
62, rue Pierre Charron
75008 Paris
Fax: +33 4 45 62 73 69
Attn: Guillaume Meulle

Mediatel Capital
Mediatel Management
2, place de Metz
L-1930 Luxembourg
Luxembourg
Fax: +352 40 15 33 42
Attn: Guillaume Meulle

ABN AMRO Ventures B.V.
P.O. Box 283 (HQ 4156)
1000 EA Amsterdam
The Netherlands
Fax: +31 20 628 66 26
Attn: Machiel Papousek and Stefan Behrens

J.P. Morgan Partners (BHCA), L.P.
c/o JP Morgan Partners, LLC
1221 Avenue of the Americas
New York, NY 10020
USA
Fax: +1 212 899-3401
Attn: Official Notices Clerk
(FBO: Michael R. Hannon)

with a copy to:

O'Melveny & Myers LLP
Times Square Tower
7 Times Square
New York, NY 10036
USA
Fax: +1 212 728-5950
Attn: Gregory A. Gilbert, Esq.

EEIF Czech N.V.
Emerging Europe Infrastructure Fund C.V.
c/o Emerging Markets Partnership (Europe) Limited
161, Brompton Road
London SW3 1EX
England
Fax: +44 20 7886 3639
Attn: Colin Hewett

with a copy to:

Gibson, Dunn & Crutcher LLP
Telephone House
2-4 Temple Avenue
London EC4Y 0HB
England
Fax: +44 20 7071-4244
Attn: Wayne PJ McArdle, Esq.

In the case of an Advent Seller, to such Advent Seller:

c/o Advent International plc
123 Buckingham Palace Road
London SW1W 9SL
England
Fax: +44 20 7333 0801
Attn: Joanna James

PARNIB B.V.
c/o AlpInvest Partners N.V.
Jachthavenweg 118
1081 KJ Amsterdam
The Netherlands
Fax: +31 20 540 7503
Attn: Marloe Verweij
Investment Manager

SCHEDULE 9

Transfer Restriction Legends for TIW Shares Issued to Exempt Sellers

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF TELESYSTEM INTERNATIONAL WIRELESS INC. (THE "COMPANY") THAT UNTIL [DATE THAT IS 40 DAYS AFTER THE COMPLETION DATE] (A) THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 OF REGULATION S (OR ANY SUCCESSOR PROVISION THERETO, AND AS MAY HEREAFTER BE AMENDED FROM TIME TO TIME) UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 (OR ANY SUCCESSOR PROVISION THERETO, AND AS MAY HEREAFTER BE AMENDED FROM TIME TO TIME) UNDER THE SECURITIES ACT (IF AVAILABLE), (3) TO A PERSON WHO IS AN INSTITUTIONAL "ACCREDITED INVESTOR," WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT, (4) TO THE COMPANY OR ITS AFFILIATES, (5) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION, (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY OF THE RESTRICTIONS REFERRED TO IN (A) ABOVE AND (C) THAT IN THE CASE OF TRANSACTIONS MENTIONED IN (A)(l) ABOVE, THE SELLER SHALL FURNISH TO COMPUTERSHARE TRUST COMPANY OF CANADA (THE "REGISTRAR") A CERTIFICATE TO THE EFFECT THAT THIS LEGEND IS NO LONGER REQUIRED UNDER APPLICABLE REQUIREMENTS OF THE SECURITIES ACT OR STATE SECURITIES LAWS; THAT IN THE CASE OF TRANSACTIONS MENTIONED IN (A)(2) ABOVE, THE SELLER SHALL FURNISH TO THE REGISTRAR AND THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY TO SUCH EFFECT; AND THAT IN THE CASE OF TRANSACTIONS MENTIONED IN (A)(3) OR (A)(5) ABOVE, THE SELLER SHALL FURNISH TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY TO SUCH EFFECT.

SCHEDULE 10

Transfer Restriction Legends for TIW Shares Issued to Sellers Other Than Exempt Sellers

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF TELESYSTEM INTERNATIONAL WIRELESS INC. (THE "COMPANY") THAT (A) THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 OF REGULATION S (OR ANY SUCCESSOR PROVISION THERETO, AND AS MAY HEREAFTER BE AMENDED FROM TIME TO TIME) UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 (OR ANY SUCCESSOR PROVISION THERETO, AND AS MAY HEREAFTER BE AMENDED FROM TIME TO TIME) UNDER THE SECURITIES ACT (IF AVAILABLE), (3) TO A PERSON WHO IS AN INSTITUTIONAL "ACCREDITED INVESTOR," WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT, (4) TO THE COMPANY OR ITS AFFILIATES, (5) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION, (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY OF THE RESTRICTIONS REFERRED TO IN (A) ABOVE AND (C) THAT IN THE CASE OF TRANSACTIONS MENTIONED IN (A)(l) ABOVE, THE SELLER SHALL FURNISH TO COMPUTERSHARE TRUST COMPANY OF CANADA (THE "REGISTRAR") A CERTIFICATE TO THE EFFECT THAT THIS LEGEND IS NO LONGER REQUIRED UNDER APPLICABLE REQUIREMENTS OF THE SECURITIES ACT OR STATE SECURITIES LAWS; THAT IN THE CASE OF TRANSACTIONS MENTIONED IN (A)(2) ABOVE, THE SELLER SHALL FURNISH TO THE REGISTRAR AND THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY TO SUCH EFFECT; AND THAT IN THE CASE OF TRANSACTIONS MENTIONED IN (A)(3) OR (A)(5) ABOVE, THE SELLER SHALL FURNISH TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY TO SUCH EFFECT.